UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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☐	Soliciting Material Pursuant to §240.14a-12
Och-Ziff Capital Management Group LLC
(Name of Registrant as Specified in Its Charter)

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OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2018
Dear Shareholder:
You are invited to the annual meeting of Shareholders (the “Annual Meeting”) of Och-Ziff Capital Management Group LLC (the “Company”). The Annual Meeting will be held solely online on June 5, 2018 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/OZM. At the 2018 Annual Meeting, the following items of business will be considered:

1.
The election of Marcy Engel, Michael D. Fascitelli and Georganne C. Proctor as Class II directors to serve for a term of three years and until their successors are duly elected or appointed and qualified.

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

3.	Any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on April 10, 2018 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by Shareholders at the Annual Meeting.
All Shareholders are cordially invited to attend the Annual Meeting. EVEN IF YOU CANNOT VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 5, 2018: the Proxy Statement and Annual Report
to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

Katrina Paglia
Secretary
April 24, 2018
New York, New York

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
9 West 57th Street
New York, New York 10019
PROXY STATEMENT
Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Och-Ziff Capital Management Group LLC on behalf of the Board for use at the 2018 Annual Meeting of Och-Ziff Capital Management Group LLC, which will take place at 9:00 a.m. Eastern Time on Tuesday, June 5, 2018, and any adjournment or postponement thereof. The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to virtually attend the Annual Meeting, where you will be able to vote electronically and submit questions during the live webcast, by visiting www.virtualshareholdermeeting.com/OZM and entering the 16-digit control number included in our notice of Internet availability, on your proxy card or in the instructions that accompanies your proxy materials.
The Company intends to mail this proxy statement and the accompanying proxy card on or about April 24, 2018 to all Shareholders entitled to vote at the Annual Meeting.
In this proxy statement, references to “Oz Management,” “our Company,” “the Company,” “the firm,” “we,” “us,” or “our” refer, unless the context requires otherwise, to Och-Ziff Capital Management Group LLC (the “Registrant”), a Delaware limited liability company, and its consolidated subsidiaries, including the Oz Operating Group. References to the “Oz Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, which we refer to as “OZ Advisors I,” OZ Advisors II LP, a Delaware limited partnership, which we refer to as “OZ Advisors II,” and their consolidated subsidiaries. References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Oz Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Oz Holding,” both of which are wholly owned subsidiaries of Och-Ziff Capital Management Group LLC.
References to our “executive managing directors” refer to the current limited partners of the Oz Operating Group entities other than our intermediate holding companies, including our founder, Mr. Daniel S. Och, and, except where the context requires otherwise, include certain limited partners who are no longer active in the business of the Company. References to the ownership of our executive managing directors include the ownership of certain estate and personal planning vehicles, such as family trusts, of such executive managing directors and their immediate family members. References to our “active executive managing directors” refer to executive managing directors who remain active in our business. References to the “Ziffs” refer collectively to Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons.
References to “Class A Shares” refer to our Class A Shares, representing Class A limited liability company interests of Oz Management, which are publicly traded and listed on the New York Stock Exchange, which we refer to as the “NYSE.” References to “Class B Shares” refer to Class B Shares of Oz Management, which are not publicly traded, are currently held solely by our executive managing directors and have no economic rights but entitle the holders thereof to one vote per share together with the holders of our Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Group A Units,” “Group B Units,” “Group D Units” and “Group P Units” refer to the aggregate of interests consisting of one Class A, Class B, Class D or Class P, as applicable, common unit in each Oz Operating Group entity, and “Group Unit” or “Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Class A, Class B, Class D or Class P common units in each Oz Operating Group entity. The term “profit sharing interests,” or “PSIs,” refers to non-equity, limited partner profits interests in the Oz Operating Group entities that participate in distributions of future profits of the Oz Operating Group.

References to our “IPO” refer to our initial public offering of 36.0 million Class A Shares that occurred in November 2007. References to the “2007 Offerings” refer collectively to our IPO and the concurrent private offering of approximately 38.1 million Class A Shares to DIC Sahir Limited, a wholly owned subsidiary of Dubai International Capital LLC, which we refer to as “DIC.” References to the “2011 Offering” refer to our public offering of 33.3 million Class A Shares in November 2011. References to “funds” refer to the multi-strategy, dedicated credit, real estate and other single strategy funds, and other alternative investment vehicles for which we provide asset management services.
No statements made herein, on our website or in any of the materials we file with the United States Securities and Exchange Commission, which we refer to as the “SEC,” constitute, or should be viewed as constituting, an offer of any fund.
Mr. Och, who holds approximately 61.8% of the total voting interest in the Company as of April 10, 2018, has indicated that he will vote in favor of Proposals 1 and 2. Our executive managing directors hold all of our Class B Shares and have granted an irrevocable proxy to vote all of their Class B Shares to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, as such Committee may determine in its sole discretion. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007 (the “Operating Agreement”), and Delaware law, as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have made available this proxy statement and proxy card because the Board of Directors of Oz Management is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on June 5, 2018 at 9:00 a.m. Eastern Time via live webcast through the www.virtualshareholdermeeting.com/OZM. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or any reconvened meeting after an adjournment or postponement of the Annual Meeting.
You are invited to join the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to join the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the proxy card or vote by telephone or Internet, as discussed below.
How are we distributing our proxy materials?
To expedite delivery, reduce our costs and decrease the environmental impact of printing and mailing our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide these materials to our shareholders over the Internet. On April 24, 2018, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a paper or email copy on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of this proxy statement and our 2017 Annual Report to Shareholders, which will be sent on or about April 24, 2018.
Who is entitled to vote at and attend the Annual Meeting?
Only Shareholders of record and beneficial owners of our Shares at the close of business on the record date, April 10, 2018, are entitled to receive notice of, to vote at and join the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon.
What is the difference between Class A Shares and Class B Shares?
The Class A Shares represent Class A limited liability company interests of the Registrant and are listed on the NYSE. The holders of Class A Shares are entitled to one vote per share and any dividends we may pay. The Class A Shares vote together with the Class B Shares on all matters submitted to a vote of Shareholders.
The Class B Shares are held solely by our executive managing directors. They have no economic rights (and therefore no rights to any dividends or distributions we may pay) and are not publicly traded, but rather entitle the holders to one vote per share together with the Class A Shareholders. The Class B Shares are intended solely to provide our executive managing directors with voting interests in Oz Management commensurate with their economic interests in the Oz Operating Group. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Most of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our executive managing directors in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.
Beneficial Owner:    If your Class A Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Class A Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your Class A Shares.

Because a beneficial owner is not the shareholder of record, you may not electronically vote your Class A Shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.
Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Annual Meeting. We have enclosed or sent a proxy card for you to use.
What will I need in order to virtually attend the Annual Meeting?
You are entitled to attend the virtual Annual Meeting only if you were a shareholder of record as of the record date for the Annual Meeting, or April 10, 2018 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual, Meeting by visiting www.virtualshareholdermeeting.com/OZM and using your 16-digit control number to enter the meeting.
Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to virtually attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Shares outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the April 10, 2018 Record Date, 495,469,251 Shares (comprised of 191,129,773 Class A Shares and 304,339,478 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum. Similarly, “broker non-votes” (described below) will be counted in determining the presence of a quorum.
How do I vote my shares?
You may vote via webcast at the Annual Meeting or by mail. If you are a holder of record of Shares, you also can choose to vote by telephone or electronically through the Internet. If you hold your Shares in “street name” through a broker, trustee or other nominee, you also may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.
Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on June 4, 2018. If you hold your Shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your Shares.
Voting at the Annual Meeting:    If you are a holder of record of Shares, you may attend and vote via webcast at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.
Even if you plan to participate virtually at the Annual Meeting, we encourage shareholders to vote well before the Annual Meeting, by completing proxies online or by telephone, or by mailing their proxy cards. Shareholders can vote via the

Internet in advance of or during the meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
How does the Board recommend I vote on the proposals?
The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of Marcy Engel, Michael D. Fascitelli and Georganne C. Proctor as Class II directors to serve for three-year terms (see Proposal No. 1); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018 (see Proposal No. 2).
How will my Shares be voted if I do not indicate a vote on my proxy card?
Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board recommend I vote on the proposals?”
Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record as of April 10, 2018, regardless of the way in which you submitted your original proxy, you may change it by:

•
returning a later-dated signed proxy card to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•
delivering a later-dated written notice of revocation to us, prior to the Annual Meeting, at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•	submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Annual Meeting; or

•	attending the Annual Meeting and properly voting via webcast.
If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote via webcast at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote my shares?—Voting at the Annual Meeting.”
Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
What vote is required to approve each proposal?
Election of Directors.    For Proposal No. 1, the election of directors, each Shareholder is entitled to vote for three nominees for Class II director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the three nominees with the greatest number of votes will be elected. Abstentions will have no effect on the election of Class II directors, as they are not counted as votes cast.
Other Proposals.    For Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, a majority of the votes cast will be required for approval. A majority of votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions are not counted as votes “for” or “against” this proposal and thus will have no effect on the outcome of the vote.
Notwithstanding the vote standards described herein, please be advised that Proposal No. 2 is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board, Audit Committee and/or Compensation

Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory votes by Shareholders.
A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. Brokers will have discretionary voting power to vote Shares for which no voting instructions have been provided by the beneficial owner with respect to Proposal No. 2. Brokers will not have discretionary voting power to vote Shares with respect to Proposal 1, and broker non-votes will have no effect on this proposal, as broker non-votes are not counted as votes cast.
Mr. Och, the Chairman of the Board, holds approximately 61.8% of the total voting interest in the Company as of April 10, 2018. Mr. Och has indicated that he will vote in favor of Proposals 1 and 2. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Operating Agreement and Delaware law, each as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If, for any reason, our nominees for Class II directors are not available as candidates for director, the persons named as proxyholders will vote your proxy for such other candidates as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, trustees and other nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE
Board of Directors
The primary functions of our Board of Directors are to:

•	provide oversight, counseling and direction to our management in the interest and for the benefit of our Shareholders;

•	monitor senior management’s performance;

•	actively oversee risks that could affect our Company;

•	oversee and promote the exercise of responsible corporate governance; and

•
perform the duties and responsibilities assigned to them under our Operating Agreement and other organizational documents, Corporate Governance Guidelines and the laws of Delaware, our state of formation.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Operating Agreement and the Class B Shareholders Agreement (the “Class B Shareholders Agreement”), both of which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interest of our Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, Board leadership and meetings and procedures, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozm.com). A copy may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Director Independence
Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually (or as circumstances warrant) makes an affirmative determination regarding the independence of each director. An “independent” director meets both the NYSE’s definition of independence as well as the Board’s independence standards (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. The Director Independence Standards, attached as Annex A to this proxy statement, are set forth in our Corporate Governance Guidelines and are also available on our website (www.ozm.com). Our Board undertook its annual review of director independence in April 2018, and in the process reviewed the independence of each director. In determining independence, our Board reviews, among other things, whether each director has any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined, or before the Annual Meeting will determine, that Allan S. Bufferd, J. Barry Griswell, Jerome P. Kenney, William P. Barr, Marcy Engel, Michael D. Fascitelli and Georganne C. Proctor are each independent. Daniel S. Och, Robert S. Shafir and David Windreich are, or formerly were, members of management and therefore are not independent. On January 31, 2018, William P. Barr resigned from the Board.
Because our executive managing directors currently control more than 50% of our voting power, we are eligible for the “controlled company” exemption from the NYSE requirements that our Board of Directors consist of a majority of independent directors and that our Compensation Committee and Nominating, Corporate Governance and Conflicts Committee consist solely of independent directors. Although we do not currently intend to utilize the NYSE’s “controlled company” exemption, we may decide to do so in the future.

Board Leadership Structure; Executive Sessions of the Independent Directors
Daniel S. Och is our founder and Chairman of the Board, and Robert Shafir is our Chief Executive Officer (“CEO”). Our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be separated in the future based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Our Board periodically reviews the Company’s leadership structure and whether separating the roles of Chairman and CEO is in the best interests of the Company and its shareholders. When making this determination, the Board will consider any recommendation of the Nominating, Corporate Governance and Conflicts Committee, the current circumstances at the Company, the skills and experiences of the individuals involved and the leadership composition of the Board. Separating the positions of CEO and Chairman allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The roles of Chairman and CEO were split during a transition of leadership in 2018.
In addition, our Board, in accordance with our Corporate Governance Guidelines, annually selects a Lead Independent Director. Currently J. Barry Griswell serves as our Lead Independent Director. The Lead Independent Director presides over all executive sessions of the independent members of the Board, has the authority to call unscheduled executive sessions and serves as a liaison between the Chairman and other senior members of the Company’s management team and the independent members of the Board.
Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at least once every quarter. Following these sessions, the Lead Independent Director provides management with specific feedback and input regarding information flow, agenda items and any other relevant matters, thereby enhancing the oversight function of the independent directors and the committees of the Board.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance and Conflicts Committee and the Committee on Corporate Responsibility and Compliance. Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined that Allan S. Bufferd, J. Barry Griswell, Jerome P. Kenney, William P. Barr and Georganne C. Proctor are each independent. Daniel S. Och, Robert S. Shafir and David Windreich are members of management and therefore are not independent. On January 31, 2018, William P. Barr resigned from the Board.
Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 24, 2018:

Director	Board	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee	Committee on Corporate Responsibility and Compliance
Allan S. Bufferd	X	X	X	X
J. Barry Griswell	X	X		Chair(1)	Co-Chair(2)
Jerome P. Kenney	X	X	Chair	X
Georganne C. Proctor	X	Chair	X		Co-Chair(2)
Daniel S. Och	Chair
Robert S. Shafir	X
David Windreich(3)	X
_______________
(1) Mr. Griswell is not standing for re-election at the Annual Meeting. A new Chair of the Compensation Committee will be appointed effective immediately after the Annual Meeting.
(2) Following Mr. Barr’s resignation, Mr. Griswell and Ms. Proctor have been serving as acting Co-Chairs of this Committee. Mr. Griswell is not standing for re-election at the Annual Meeting. Our Board of Directors has determined to appoint Ms. Proctor as the acting Chair of the Committee on Corporate Responsibility and Compliance effective immediately after the Annual Meeting.
(3) Mr. Windreich is not standing for re-election at the Annual Meeting.

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal audit function and our independent registered public accounting firm. Among its specific duties and responsibilities, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	considers and monitors the independence of the independent registered public accounting firm by:

◦
obtaining and reviewing a report by the independent registered public accounting firm which describes any relationships that may reasonably be thought to bear on the independence of such accounting firm;

◦	discussing with such accounting firm the potential effects of any such relationships on independence; and

◦	obtaining a description of each category of services provided by such accounting firm to the Company together with a list of fees billed for each category;

•
reviews and discusses with management and the independent registered public accounting firm our earnings press releases, financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies;

•
reviews and discusses with management, our Chief Compliance Officer, our internal audit department and the independent registered public accounting firm their reports regarding the adequacy and effectiveness of our financial reporting process and internal controls, including internal control over financial reporting and disclosure controls and procedures;

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reviews and discusses with management and our internal audit department the scope of and the work performed under our internal audit program and our practices pertaining to risk assessment and risk management;

•	reviews significant tax, legal and regulatory matters; and

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oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozm.com). Copies of the Audit Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Audit Committee are Messrs. Bufferd, Griswell, Kenney and Ms. Proctor. Ms. Proctor currently serves as Chair. Mr. Griswell is not standing for re-election at the Annual Meeting. The Board has determined that each of Messrs. Bufferd, Griswell, Kenney and Ms. Proctor is an “Audit Committee Financial Expert” for purposes of SEC rules, as each possesses accounting and related financial management expertise. The Board also has determined in its business judgment that each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sits on the audit committees of more than two other public companies.

Nominating, Corporate Governance and Conflicts Committee
The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to: (i) identify individuals qualified to become members of our Board, in addition to those identified by the Class B Shareholder Committee; (ii) recommend to the Board director candidates for election at the Annual Meetings; (iii) develop and recommend to our Board a set of corporate governance guidelines; and (iv) oversee the evaluation of the Board and its committees. Among its specific duties and responsibilities, the Nominating, Corporate Governance and Conflicts Committee:

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establishes processes and procedures for the selection and nomination of directors, subject to the rights of the Class B Shareholder Committee (for information on the Class B Shareholder Committee, please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Class B Shareholder Agreement—Class B Shareholder Committee; Proxy and Approval Rights—Class B Shareholder Committee”);

•	periodically reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;

•	recommends to the Board candidates for election or reelection to the Board at each annual Shareholders’ meeting, subject to the rights of the Class B Shareholder Committee;

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annually reviews our Corporate Governance Guidelines to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends to the Board changes as appropriate to these guidelines; and

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oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Policy, described under “Certain Matters and Related Person Transactions—Policy on Transactions and Arrangements with Related Persons.”

The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board. The Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees for director. However, the Committee seeks to have a Board that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity (including, but not limited to, diversity of occupational and personal backgrounds) and considers these criteria when nominating individuals to serve on the Board. The Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozm.com). Copies of the Nominating, Corporate Governance and Conflicts Committee Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Nominating, Corporate Governance and Conflicts Committee are Messrs. Bufferd and Kenney and Ms. Proctor. Mr. Kenney currently serves as Chair. All members of our Nominating, Corporate Governance and Conflicts Committee are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:

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oversees and makes recommendations regarding our overall compensation structure, and policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our executive managing directors, management and employees;

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reviews and approves corporate goals and objectives as relevant to the compensation of the executive officers, and determines and approves, or recommends to the Board, as appropriate, any compensation to be paid to the executive officers;

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oversees the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (the “2013 Plan”) and any other equity-based incentive compensation plans and other compensation and employee benefit plans;

•	reviews and discusses with management the Compensation Discussion and Analysis and related disclosures included in our annual proxy statement;

•	monitors compliance by the independent directors with the Company’s Class A Share ownership requirements; and

•	reviews the compensation of directors for service on our Board and its committees and recommends changes in compensation to our Board, to the extent warranted.
The Compensation Committee operates under a written charter adopted by the Board. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozm.com). Copies of the Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Compensation Committee are Messrs. Bufferd, Griswell and Kenney. Mr. Griswell currently serves as Chair. Mr. Griswell is not standing for re-election at the Annual Meeting. Immediately following the Annual Meeting, our Board of Directors will appoint the Chair of the Compensation Committee. All members of our Compensation Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards applicable to compensation committee members and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(1) of the Internal Revenue Code of 1986 (the “Code”).
Committee on Corporate Responsibility and Compliance
The primary responsibilities of the Committee on Corporate Responsibility and Compliance are to assist the Board in overseeing management’s efforts to ensure a culture of ethical business practices within the Company and to sustain an industry-leading legal and regulatory compliance program. The role of the Committee on Corporate Responsibility and Compliance is one of oversight, recognizing that management is responsible for instilling the Company’s ethics and compliance throughout the Company’s employee base.
The Committee on Corporate Responsibility and Compliance is responsible for overseeing and making recommendations regarding management’s efforts to instill and encourage ethical business practices, and the Company’s legal and regulatory compliance programs.
Among its specific duties and responsibilities relating to the oversight of management’s efforts to ensure a culture of ethical business practices and an industry-leading legal and regulatory compliance program, the Committee on Corporate Responsibility and Compliance:

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reviews and evaluates management’s ethics and culture initiatives, including training on ethical decision-making, to determine if further enhancements are needed to reinforce business practices by employees that are ethical and fully compliant with legal and regulatory requirements;

•	reviews and evaluates the Company’s compliance initiatives, including training and the processes for the reporting and resolution of ethics and compliance issues;

•	reviews and evaluates management’s efforts to ensure that the Company’s investment decisions reflect the Company’s commitment to ethical business practices and compliance;

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reviews and evaluates internal and external information (including government actions brought in the asset management industry) based on criteria to be developed by the committee, to assess whether there are significant concerns regarding the Company’s business practices or compliance practices;

•	may make recommendations to the Compensation Committee on possible employee compensation actions such as clawbacks and other remedies, to reward ethical behavior and discourage unethical behavior; and

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reviews the annual report prepared by the Chief Compliance Officer and provides an annual presentation to the Board that includes (i) an assessment of the state of the Company’s compliance functions; (ii) significant compliance issues involving the Company of which the committee has been made aware, including a summary of the results of any internal investigations conducted by the Company; (iii) any potential patterns of non-compliance identified within the Company; (iv) any significant disciplinary actions against any compliance or internal audit personnel or any Company personnel relating to ethics or compliance matters; and (v) any other issues that may reflect any systemic or widespread problems in compliance or regulatory matters exposing the Company to substantial compliance risk. In advance of such presentation, the Committee on Corporate Responsibility and Compliance and the Audit Committee, either through their respective chairs or otherwise, shall confer on any matters of mutual interest in light of their respective responsibilities.
The Committee on Corporate Responsibility and Compliance operates under a written charter adopted by the Board. For additional information regarding the duties and responsibilities of the Committee on Corporate Responsibility and Compliance, please refer to the Committee on Corporate Responsibility and Compliance Charter, which is available in the “Public Investors—Corporate Governance—Corporate Governance Documents” section of our website (www.ozm.com). Copies of the Committee on Corporate Responsibility and Compliance Charter may also be obtained upon written request to us at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The current members of the Committee on Corporate Responsibility and Compliance are Mr. Griswell and Ms. Proctor, who serve as Co-Chairs. Mr. Griswell is not standing for re-election to our Board of Directors at the Annual Meeting, and our Board of Directors has determined to appoint Ms. Proctor as the Chair of the Committee on Corporate Responsibility and Compliance effective immediately after the Annual Meeting. All members of the Committee on Corporate Responsibility and Compliance are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Board Role in Risk Oversight
Our Board is responsible for overseeing the effectiveness of management’s overall risk management programs and processes and focuses on our overall risk management strategies. Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including our funds’ portfolios. Management’s risk management processes cover the full scope of our operations, are global in nature and designed to identify and assess risks as well as determine appropriate ways to mitigate and manage risks. Further, our Risk Committee, which is comprised of members of senior management, oversees portfolio risk management processes. Additionally, our Business Risk Committee, which is also comprised of members of senior management, reviews and evaluates proposed transactions prior to commitment that may present certain risks for our Company, including legal, compliance, reputational or other business risks.
Our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, under our Corporate Governance Guidelines, each of our directors has full and free access to members of the Company’s management and, in accordance with our organizational documents and agreements, may consult with the Company’s management committees. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:

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The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company’s operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company’s operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these and other relevant matters that are regularly presented by management, including our Risk Committee, our Head of Internal Audit, our Chief Legal Officer and our Chief Compliance Officer, as well as each of the committees of the Board.

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The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting and significant tax, legal and regulatory compliance matters. Our Chief Financial Officer regularly provides reports to the Audit Committee on these matters. Additionally, the Company’s Head of Internal Audit reports independently to the Audit Committee and our Chief Legal Officer and our Chief Compliance Officer independently report quarterly to the Audit Committee regarding legal matters, compliance matters, and the activities of the Business Risk Committee.

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The Compensation Committee has primary responsibility for addressing risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives and alignment of interests between our executives and the holders of our Class A Shares. Management has reviewed the Company’s compensation policies and practices for our executive managing directors and employees as they relate to our risk management and reported its findings to the Compensation Committee. The Compensation Committee has concluded that our compensation policies and practices, as described in the section below entitled “Compensation Discussion and Analysis,” encourage and reward prudent business judgment and appropriate risk-taking over the long term and do not create incentives for risk-taking that are reasonably likely to pose material risks to the Company.

•	The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest.

•	The Committee on Corporate Responsibility and Compliance oversees risks associated with our legal and regulatory compliance programs.

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Our Board plays a governance role overseeing technology and cybersecurity risks, including oversight of management’s processes to prevent, monitor, and respond to any cybersecurity incidents. As part of this role, the Board evaluates the internal controls the Company has in place, as well as qualifications and capabilities of the internal teams responsible for managing such risks on a day-to-day basis. The Board’s oversight is designed to center around regular briefings, including from external experts that test the control environment.

Director Attendance at the Annual Meeting and Board and Committee Meetings
Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all Board meetings and all meetings of any committee of the Board of which they are a member. Also, pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend the Company’s Annual Meetings. All of our then incumbent directors attended the 2017 Annual Meeting in person. During the year ended December 31, 2017, the Board held 13 meetings, the Audit Committee held six meetings, the Compensation Committee held seven meetings, the Nominating, Corporate Governance and Conflicts Committee held six meetings and the Committee on Corporate Responsibility and Compliance held five meetings.
During 2017, each then incumbent member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which he or she served during the period for which he or she was a director or committee member.
Selection of Director Nominees
Under the terms of the Class B Shareholders Agreement, the Class B Shareholder Committee is entitled to designate five nominees (out of seven total, unless the Class B Shareholder Committee approves an increase in the size of our Board) for election to our Board for so long as our executive managing directors and their permitted transferees collectively beneficially own Shares representing more than 50% of the total combined voting power of all our outstanding Shares. Currently, the sole member of the Class B Shareholder Committee is Mr. Och. Only three directors, Messrs. Och, Shafir and Windreich, currently have been designated by the Class B Shareholder Committee pursuant to the Class B Shareholders Agreement. The Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board, depending upon whether our executive managing directors and their permitted transferees own Shares representing at least 10% and less than or equal to 50% of the total combined voting power of all our outstanding Shares. See “Certain Agreements of the Registrant and the Oz Operating Group Entities—Class B Shareholders Agreement.”
With respect to other positions on the Board, the Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated to serve as a member of the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by the Class B Shareholder Committee, other members of the Board, management and holders of our Class A Shares. The Nominating, Corporate Governance and Conflicts Committee and the Class B Shareholder Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019,

Attention: Office of the Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.
Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, diversity, the ability to commit sufficient time and attention to Board activities, and the absence of actual and/or potential conflicts of interest. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.
In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the rights of the Class B Shareholder Committee, the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contribution to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Nominating, Corporate Governance and Conflicts Committee, such director recuses himself or herself from that portion of the meeting.
In addition to the selection arrangements described above, Mr. Och, the Company, certain of the Company’s subsidiaries and the independent directors of the Company entered into a letter agreement dated January 27, 2018 and effective as of the Effective Date (the “Governance Letter Agreement”), pursuant to which the parties agreed to various corporate governance arrangements, including with respect to the selection of director nominees. Please see “Certain Agreements of the Registrant and the Oz Operating Group Entities-Class B Shareholders Agreement-Board Representation.”
Mr. Fascitelli was recommended by our Chairman. Ms. Engel was recommended by an unrelated third party to our Chairman who in turn forwarded the recommendation to the Nominating, Corporate Governance and Conflicts Committee for consideration as a new director candidate.
In accordance with the selection process described above, including the requirements of the Governance Letter Agreement, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate Ms. Engel and Ms. Proctor for election as Class II directors at the 2018 Annual Meeting. Mr. Fascitelli was selected as a nominee for election as a Class II director at the 2018 Annual Meeting by Mr. Och, as the sole member of the Class B Shareholder Committee, with the approval of the Nominating, Corporate Governance and Conflicts Committee, in accordance with the requirements of the Governance Letter Agreement.
Communications with the Board
Any Shareholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board should write to: The Board of Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Any Shareholder or other interested party who wishes to communicate directly with the independent directors as a group or any individual independent member of our Board should write to: Independent Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Office of the Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our executive managing directors, including our Chairman, our Chief Executive Officer and our Chief Financial Officer, employees and officers, and all members of the Board. The Code of Ethics works in conjunction with the other compliance policies and procedures implemented by the Company. The Code of Ethics requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Ethics is required to report any suspected violation of the Code of Ethics or of any law, rule or regulation or internal corporate policy or any other unethical behavior to his or her supervisor or manager, our Chief Administrative Officer or a member of our Legal and Compliance Department. We intend to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on our corporate website. A copy of the Code of Ethics is available on our website (www.ozm.com) and may also be obtained upon written request to: Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and our Audit Committee is responsible for overseeing them.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
General
Our Board currently consists of seven members. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Operating Agreement and the Class B Shareholders Agreement. Pursuant to the Operating Agreement, our Board is divided into three classes of approximately equal size. Each Class of directors is elected for a three-year term, and the election of the classes is staggered such that only one Class of directors is elected each year.
Directors Standing for Election
One of our current directors is standing for election: Georganne C. Proctor. The nominee currently serves on the Board as a Class II director, and has consented to serve for an additional three-year term ending at the 2021 Annual Meeting and when her successor is duly elected or appointed and qualified. Additionally, Ms. Engel and Mr. Fascitelli are new nominees standing for election as Class II directors, and have consented to serve for three-year terms ending at the 2021 Annual Meeting and when their successors are duly elected or appointed and qualified. Messrs. Griswell and Windreich are not standing for re-election. Accordingly, they are not included as nominees for election at the Annual Meeting.
We do not know of any reason why any of the nominees would be unable to serve as Class II directors. However, if any of the nominees should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the election of Ms. Engel, Mr. Fascitelli and Ms. Proctor as Class II directors.
The following table sets forth biographical information as of April 24, 2018 with respect to each nominee for director:

Name	Director Class	Expiration of Term	Age	Position
Marcy Engel	II	N/A	58	Independent Director
Michael D. Fascitelli	II	N/A	61	Independent Director
Georganne C. Proctor	II	2018	61	Independent Director
Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the directors should serve on the Board:
Marcy Engel is the Chief Operating Officer and General Counsel of Eton Park Capital Management, L.P., a global alternatives investment firm, which she joined in 2005.  In this role she has been responsible for all of the non-investment aspects of Eton Park’s business including Investor Relations, Technology, Operations, Finance, Treasury, Risk, Legal and Compliance, and Human Resources and Facilities. In addition, she focuses on strategy and other firm wide matters.
Prior to joining Eton Park, Ms. Engel worked for Citigroup and its predecessor firms, Salomon Smith Barney and Salomon Brothers, Inc., where, among other roles, she was Head of Planning and Operating Risk for its Fixed Income Division and served as General Counsel of Salomon Smith Barney and Managing Deputy General Counsel of Citigroup’s Global Corporate and Investment Bank and was a member of its Management Committee.
Since 2003, Ms. Engel has been a member of the Board of Overseers of the University of Pennsylvania Law School and since 2007, she has been a member of the Dean’s Advisory Committee of the Literature, Science and the Arts School at the University of Michigan. Ms. Engel holds a B.A. from the University of Michigan and a J.D. from the University of Pennsylvania Law School.
Ms. Engel has significant experience in the financial services sector, including serving as a senior executive with an alternative investment firm, an investment bank and a bank. She has in depth knowledge and experience in financial services regulation, legal and compliance, risk management and controls, along with an overall strong background in management and operational aspects of such companies.

Michael D. Fascitelli is the Chairman of the Investment Committee of Cadre, a technology-enabled real estate investment platform. He is also a managing partner and co-founder of the Imperial Companies. He is the former President (1996 - 2013) and Chief Executive Officer (2009 - 2013) of Vornado Realty Trust and former President of Alexander’s, Inc. He currently serves as a Trustee of the Board of Vornado Realty Trust.  Early in his career, Mr. Fascitelli worked at the Bristol Myers Company and McKinsey & Company, Inc. Following these roles, in 1985, he joined Goldman, Sachs & Co. in the Real Estate Department. He became partner in 1992 and was head of the real estate investment banking business. He served on the Investment Committee for the Whitehall Real Estate Fund.
Mr. Fascitelli received a B.S. in Industrial Engineering, Summa Cum Laude, from the University of Rhode Island, an MBA with highest distinction from the Harvard Graduate School of Business Administration, and a J.D. from the University of Rhode Island.  He is a Trustee and Director of the Urban Land Institute. He is past Chairman of the Wharton Real Estate Center and still serves on the Executive Committee. He serves on the Board of the Child Mind Institute and The Rockefeller University Board of Trustees.
Mr. Fascitelli has significant experience in the asset management industry with extensive time focused on real estate investing.  Through his background holding senior roles at sophisticated asset managers and corporations, he brings a deep understanding of the industry, financial markets and helping lead organizations that will serve our Company well.
Georganne C. Proctor joined our Board in June 2011 and is the Chair of the Audit Committee and Co-Chair of the Corporate Responsibility and Compliance Committee. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, a national financial services organization, a position she held from 2006 to 2010. From 2003 to 2005, Ms. Proctor was Executive Vice President, Finance of Golden West Financial Corporation. Ms. Proctor served as Chief Financial Officer of Bechtel Group, Inc. from 1997 to 2002 and as a director of Bechtel from 1999 to 2002. Ms. Proctor has been a director of Redwood Trust, Inc. since 2006, where she currently is Chair of the Compensation Committee and a member of the Audit Committee. Ms. Proctor has been a director of Blucora, Inc. since 2017, where she currently is Chair of the Audit Committee and a member of the Compensation Committee. She served on the Board of Directors of SunEdison, Inc. from 2013 to 2017 and Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.
Ms. Proctor has significant financial and accounting experience and has worked closely with boards and board committees throughout her career, including as the chief financial officer of large financial institutions. This experience provides her with a thorough understanding of public company reporting obligations, Sarbanes-Oxley compliance and planning, and treasury and liquidity management. Furthermore, her service on the audit and compensation committees of another public company gives her a strong background in the oversight of financial and corporate governance matters.
Directors Continuing in Office
The following table sets forth information as of April 24, 2018 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
Daniel S. Och	III	2019	57	Chairman of the Board
Jerome P. Kenney	III	2019	76	Independent Director
Allan Bufferd	I	2020	80	Independent Director
Robert S. Shafir	I	2020	59	Chief Executive Officer and Director
Following are the biographies for our directors noted above, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should serve on the Board:
Daniel S. Och joined our Board in November 2007 in connection with our IPO. Mr. Och is our founder and Chairman of the Board. Mr. Och served as our Chief Executive Officer until February 2018. He is also Chair of the Partner Management Committee and an Executive Managing Director of the Oz Operating Group. Prior to founding the Company in 1994, Mr. Och spent 11 years at Goldman, Sachs & Co. He began his career in the Risk Arbitrage Department, and his later responsibilities included serving as Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och holds a B.S. in Finance from the Wharton School of the University of Pennsylvania.

Mr. Och’s background as the founder of the Company in 1994 and his prior experience as our long-tenured Chief Executive Officer and Executive Managing Director enable him to bring to the Board valuable insights and perspectives about the Company, including a thorough understanding of the Company’s business, operations and prospects, the alternative asset management industry, and the global markets and economies.
Jerome P. Kenney joined our Board in November 2007 and is Chair of the Nominating, Corporate Governance and Conflicts Committee. Mr. Kenney currently serves as a senior advisor to BlackRock, a leading asset management firm. Mr. Kenney was Vice Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., currently the investment banking and wealth management division of Bank of America Corporation, positions he held from February 2002 to August 2008. From 1990 to 2002, Mr. Kenney served as the Head of Corporate Strategy, Business Development and Research, and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991, he served as President and Chief Executive Officer of the Merrill Lynch Global Markets and Investment Banking Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney was previously a member of the Board of Directors of Invesco Ltd., where he served on the Audit, Compensation and Nominating and Corporate Governance Committees. He was also previously a member of the Board of Directors of Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation), where he served on the Audit, Compensation and Human Resources Committees. Mr. Kenney holds a B.A. in Economics from Yale University and an M.B.A. in Finance from the Kellogg School of Management of Northwestern University.
Mr. Kenney has extensive experience in the global financial services and asset management businesses due in large part to his service as a senior executive officer of Merrill Lynch. For more than 30 years, Mr. Kenney had responsibility in several areas, including Merrill Lynch’s firmwide securities research, corporate strategy, international and domestic business development, M&A and government relations as well as its equity, fixed income, derivative, currency and commodities trading businesses. Mr. Kenney also served for several years as the head of Merrill Lynch’s Risk Management Committee. Mr. Kenney’s prior service on the boards and independent board committees of other public companies in the financial industry provides him with valuable experience in corporate governance, compensation and audit and financial reporting matters.
Allan S. Bufferd joined our Board in November 2007. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology (“MIT”) since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. From July 2004 until his retirement from MIT, Mr. Bufferd served as the first president of the MIT Investment Management Company, which provides stewardship of MIT’s financial resources. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in Materials Engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd was a member of the Board of Directors of the City of London Investment Management Group from May 2008 until June 2017, serving as a member of the Audit Committee, the Remuneration Committee (also as Chair), and the Nominating and Governance Committee (also as Chair). From August 2006 until December 2009, he served as a director of RAM Holdings Ltd., where he was a member of the Nominating and Corporate Governance Committee and Risk Management Committee. Mr. Bufferd also serves on the advisory boards of various private investment funds and as a director or trustee of various non-profit organizations.
During his 30-year career at MIT, Mr. Bufferd supervised the formulation and implementation of investment policy for $12 billion of endowment and retirement fund assets of MIT. This experience provides him with a thorough understanding of institutional asset management and the hedge fund industry. Mr. Bufferd is a current or former member of a large number of corporate, foundation and investment advisory boards. Furthermore, his service on the audit, compensation and governance committees of other public companies gives him a strong background in corporate governance.
Robert S. Shafir joined our Board in February 2018 and is our Chief Executive Officer. He is an Executive Managing Director and a member of the Firm’s Board of Directors. Prior to joining Oz Management in 2018, Mr. Shafir served in various capacities at Credit Suisse Group AG from 2007 to 2016. Most recently, he served as Chairman and CEO of Credit Suisse Americas and Co-Head of Private Banking & Wealth Management, which included oversight of Asset Management. He was a member of the Executive Board of Credit Suisse Group and Credit Suisse.
Prior to joining Credit Suisse, in August 2007, Mr. Shafir worked at Lehman Brothers for 17 years serving as Head of Global Equities, as well as a member of their Executive Board. He also held other senior roles, including Head of European Equities and Global Head of Equities Trading, and played a key role in building Lehman’s equities business into a global, institutionally-focused franchise. Prior to that, he worked at Morgan Stanley in the preferred stock business within the fixed income division.
Mr. Shafir received a B.A. in Economics from Lafayette College and an M.B.A. from Columbia Business School.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated financial statements of the Company and its subsidiaries for 2018. Ernst & Young LLP is an independent registered public accounting firm and has served as our independent registered public accounting firm since our IPO in 2007. Ernst & Young LLP also currently serves, and in prior years has served, as the independent auditors for our funds.
Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate governance practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Shareholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.
Principal Accountant Fees and Services
The following table summarizes the aggregate fees billed for professional services provided to the Company by Ernst & Young LLP for the years ended December 31, 2017 and 2016:

Fee Category	2017	2016

	(dollars in thousands)
Audit Fees(1)	$4,025	$4,676
Audit-Related Fees(2)	92	92
Tax Fees(3)	2,741	2,323
Total Fees	$6,858	$7,091

(1)
Audit Fees.    Consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, the annual audit of internal control over financial reporting and the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, comfort letters, consents and reviews of documents filed with or submitted to the SEC.

(2)	Audit-Related Fees. Consist primarily of fees for services rendered in connection with the audits of our employee benefit plans and agreed-upon procedures related to our term loans.

(3)
Tax Fees.    Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, and tax consulting.

Ernst & Young LLP also provides audit and tax consulting and compliance services to the unconsolidated funds. During 2017, fees for these services were approximately $11.3 million for audit fees and $5.0 million for tax fees. During 2016, fees for these services were approximately $11.4 million for audit fees and $5.7 million for tax fees. The fees for these services are provided to and paid by the funds and therefore are not included in the above table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2017 were compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and the Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from the Company. The policy specifically sets forth services that are pre-approved, as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.
Our Audit Committee has delegated to Ms. Proctor, Chair of our Audit Committee, the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Audit Committee Report
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States, or U.S. GAAP, and the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2017 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. As part of that review, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the Audit Committee concerning independence that are required by applicable rules of the Public Company Accounting Oversight Board and has discussed with Ernst & Young LLP its independence from management and the Company.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.
Submitted by the members of the Audit Committee:
Georganne C. Proctor, Chair
Allan S. Bufferd
J. Barry Griswell
Jerome P. Kenney

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Class A Shares, Class B Shares and the Group A Units, which are exchangeable for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), subject to vesting, minimum retained ownership requirements and transfer restrictions. The information is presented as of April 10, 2018 with respect to (i) each person known to us to beneficially own more than 5% of either Class of our outstanding Shares; (ii) each of our directors, including nominees for director; (iii) each of the Named Executive Officers (as set forth below); and (iv) all directors, including our director nominees, and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the equity shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Oz Operating Group			Och-Ziff Capital Management Group LLC
	Group A Units(1)			Class A Shares(1)				Class B Shares(1)(2)			Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
Daniel S. Och	127,299,511	(4)	48.7%	1,957,071		1.0%		304,339,478	100.0%	(5)	61.8%	(6)
Alesia Haas	—		—%	—		—%		—	—%		—%
James Levin(7)	7,710,494		2.9%	1,830,872		*		—	—%		*
Wayne Cohen(8)	3,549,486		1.4%	40,208		*		—	—%		*
David Levine	—		—%	—		—%		—	—%		—%
Principal Shareholders			—%
DIC Sahir Limited	—		—%	29,953,094	(9)	15.7%	(9)	—	—%		6.0%
Abrams Capital Management	—		—%	22,238,592	(10)	11.6%	(10)	—	—%		4.5%
Morgan Stanley	—		—%	9,715,670	(11)	5.1%	(11)	—	—%		2.0%
Directors and Nominees for Director			—%
Robert Shafir	—		—%	—		—%		—	—%		—%
David Windreich (12)	36,353,888		13.9%	401,670		*		—	—%		*
Allan S. Bufferd	—		—%	41,816		*		—	—%		*
J. Barry Griswell	—		—%	44,128		*		—	—%		*
Jerome P. Kenney	—		—%	61,816		*		—	—%		*
Marcy Engel	—		—%	—		—%		—	—%		—%
Michael D. Fascitelli	—		—%	—		—%		—	—%		—%
Georganne C. Proctor	—		—%	24,128		*		—	—%		*
All Directors and Executive Officers as a Group (15 persons)	198,035,186		75.7%	4,401,709		2.3%		304,339,478	100.0%		62.3%
* Less than 1%

(1)
Our executive managing directors are parties to an exchange agreement with the Registrant, our intermediate holding companies and each of the Oz Operating Group entities (the “Class A Unit Exchange Agreement”), under which each of our executive managing directors is entitled to exchange their Group A Units for Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Each of our executive managing directors holding Group A Units holds a number of Class B Shares equal to the number of Group A Units held by such executive managing director. See Note (2) below. Upon any such exchange of Group A Units for Class A Shares, an executive managing director’s corresponding Class B Shares will be automatically canceled and, as a result, there will be no effect on the number of voting Shares outstanding. Exchanges of vested Group A Units for our Class A Shares are subject to transfer restrictions that generally limit our executive managing directors’ ability to transfer or exchange Group A Units. For additional details with respect to the rights of our executive managing directors to exchange their Group A Units, please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Class A Exchange Agreement.”

(2)
The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each of our executive managing directors holding Group A Units holds one Class B Share for each Group A Unit. In addition, each of our executive managing directors holding Group P Units holds one Class B Share for each Group P Unit. For additional details with respect to the Group P Units and the associated Class B Shares, please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities—Partnership Interests—Class P Common Units” and “Certain Agreements of the Registrant and the Oz Operating Group Entities—Class P Unit Exchange Agreement.” All of our Class B Shares are held by our executive managing directors, and each of our executive managing directors owning Class B Shares (including each of our Named Executive Officers) granted to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, an irrevocable proxy to vote all of their Class B Shares as such Committee shall determine. This proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our executive managing directors hold less than 40% of the total combined voting power of our Company, subject to the New Governance Arrangements described in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Class B Shareholders Agreement.”

(3)	Based on 495,469,251 Shares 191,129,773 Class A Shares and 304,339,478 Class B Shares issued and outstanding as of April 10, 2018.

(4)	Mr. Och’s beneficial ownership includes 76,099,044 Group A Units beneficially owned by trusts that are for the benefit of members of the Och family.

(5)
Mr. Och has direct beneficial ownership of 127,299,511 Class B Shares and, as the sole member of the Class B Shareholder Committee, has beneficial ownership of the 177,039,967 Class B Shares held by the other executive managing directors that are subject to the irrevocable voting proxy described in Note (2) above.

(6)	The total voting power percentage shown for Mr. Och reflects all Class B Shares subject to the irrevocable voting proxy described in Note (2) above.

(7)
Mr. Levin’s beneficial ownership includes 1,420,750 Group A Units beneficially owned by trusts that are for the benefit of Mr. Levin or members of the Levin family. Mr. Levin also holds 7,710,494 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(8)
Mr. Cohen’s beneficial ownership includes 407,335 Group A Units that are held by trusts that are for the benefit of Mr. Cohen or members of the Cohen family. Mr. Cohen holds 3,549,486 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(9)
Based solely on a Schedule 13D, Amendment No. 3 filed with the SEC on August 12, 2014, DIC Sahir Limited, Dubai Holding Investments Group LLC (“DHIG”), Dubai Holding LLC (“Dubai Holding”), Ahmad Abdulla Juma Bin Byat and HE Mohammad Abdullah Ali Al Gergawi reported shared dispositive power and shared voting power over these shares. DIC Sahir is a wholly owned indirect subsidiary of Dubai Holding, which is majority-owned by Mr. Gergawi. The address for DIC Sahir Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman KYI-1104, Cayman Islands. The address for DHIG, Dubai Holding, Mr. Bin Byat and Mr. Gergawi is c/o Dubai Holding LLC, Emirates Towers, Offices, Level 49, P.O. Box 73311, Dubai, United Arab Emirates.

(10)
Based solely on a Schedule 13G, Amendment No. 2 filed with the SEC on January 26, 2017, Abrams Capital, LLC, (“Abrams Capital”), Abrams Capital Management, LLC, (“Abrams CM LLC”), Abrams Capital Management, L.P. (“Abrams CM LP”) and David Abrams reported combined shared voting power over 22,238,592 Class A Shares, shared dispositive power for 22,238,592 Class A Shares and aggregate beneficial ownership of 22,238,592 Class A Shares as of January 24, 2017. Abrams Capital Partners II, L.P. (“ACP II”), reported shared voting power for 18,876,396 Class A Shares, shared dispositive power for 18,876,396 Class A Shares, and aggregate beneficial ownership of 18,876,396 Class A Shares as of January 24, 2017. Shares reported for Abrams Capital and Abrams CM LP represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner and Abrams CM LP serves as investment manager. Shares reported for Abrams CM LLC represent shares beneficially owned by Abrams CM LP. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported for Mr. Abrams represent shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The address for Abrams Capital, Abrams CM LLC, Abrams LP, ACP II and Mr. Abrams is 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(11)
Based solely on a Schedule 13G, Amendment No. 1 filed with the SEC on February 12, 2018, Morgan Stanley reported shared voting power of 9,680,593 Class A Shares, shared dispositive power of 9,432,705 Class A Shares and aggregate beneficial ownership of 9,715,670 Class A Shares as of December 29, 2017. The address for Morgan Stanley is 9 West 57th Street, Suite 1300, New York, NY 10019.

(12)
Mr. Windreich’s beneficial ownership includes 31,580,025 Group A Units beneficially owned by trusts that are for the benefit of Mr. Windreich or members of the Windreich family or certain other individuals. Mr. Windreich also holds

38,353,888 Class B shares, with respect to which he has granted an irrevocable voting proxy to the Class B
Shareholder Committee as described in Note (2) above.
Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date. None of our executive officers or directors has received any equity grants that will vest in the 60 days after April 10, 2018.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our Class A Shares, to file with the SEC reports of ownership and changes in ownership of our equity securities. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to us, together with written representations from our officers and directors that no other reports were required to be filed during 2017, we believe that during the year ended December 31, 2017, our executive officers, directors and shareholders who beneficially own more than 10% of our Class A Shares filed on a timely basis all reports due under Section 16(a).

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Highlights of 2017 Compensation
The compensation awarded in respect of 2017 to our executive managing directors, including each of the individuals listed in the “Summary Compensation Table for 2017” below (each, a “Named Executive Officer”), was consistent with our long-term compensation philosophy of aligning the interests of our executive managing directors with those of the investors in the funds and our Class A Shareholders by providing them with income payments based primarily on their interests in our business.
For 2017, our Chairman and Executive Managing Director, Mr. Och, who also served as our Chief Executive Officer during 2017, was not awarded any salary, bonus, cash compensation or other discretionary compensation except for personal security and certain other limited perquisites of the type that we have customarily paid to all of our executive managing directors. Mr. Och ceased to serve as Chief Executive Officer on February 5, 2018, at which time Mr. Shafir joined the Company as Chief Executive Officer.
Our other Named Executive Officers received the following cash and other non-equity compensation for 2017:

•
Ms. Haas received (i) aggregate quarterly advances totaling $500,000; and (ii) a 2017 Variable Distribution in the amount of $3,500,000. The cash portion of her 2017 Variable Distribution was $2,100,000, and the remaining portion of her 2017 Variable Distribution, totaling $1,400,000, was delivered in the form of deferred cash interests (“DCIs”) awarded under the DCI Plan, as discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements” below;

•
Mr. Levine received aggregate quarterly payments totaling $500,000, and a guaranteed 2017 Variable Distribution in the amount of $1,700,000. The cash portion of his guaranteed 2017 Variable Distribution was $1,150,000, and the remaining portion of his guaranteed 2017 Variable Distribution totaling $550,000, was delivered in the form of DCIs awarded under the DCI Plan. In addition to those quarterly payments and the guaranteed 2017 Variable Distribution, Mr. Levine received (i) a discretionary bonus in the amount of $500,000, of which $105,000 was paid in cash, and the remaining $395,000 was delivered in the form of DCIs awarded under the DCI Plan, and (ii) a sign-on cash bonus of $98,136 in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer, as discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Levine Partner Agreements” below;

•
Messrs. Levin and Cohen received cash bonuses of $4,000,000 and $2,000,000, respectively, as discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Levin Partner Agreements” and “—Cohen Partner Agreements,” below;

•	Ms. Haas and Messrs. Levin and Cohen were awarded cash distributions with respect to their Group D Units of $17,231; $3,016,030 and $495,352, respectively;

•
Ms. Haas and Messrs. Levin, and Cohen; each received a discretionary net distribution totaling $23,600; $2,755,024 and $1,165,521, respectively, on the executive’s Class C Non-Equity Interests to adjust for allocations of 2017 taxable income previously made to the executive, and Messrs. Levin and Cohen each received an additional discretionary distribution totaling $4,188,785 and $635,810, respectively, on the executive’s Class C Non-Equity Interests to adjust for allocations of 2016 taxable income previously made to the executive; and

•	Ms. Haas and Messrs. Levin, Cohen and Levine each received limited perquisites of the type that we have customarily paid to all of our executive managing directors.
Our Named Executive Officers received the following equity or equity-based compensation in 2017:

•
The unvested Group A Units previously held by former executive managing directors who departed from the firm in 2017 were reallocated on a pro rata basis to the remaining active executive managing directors, including the Named Executive Officers, consistent with the terms of the Operating Group Limited Partnership Agreements.

•
Each of Ms. Haas and Messrs. Levin and Cohen received grants of Group D Units in 2017 in the amounts of 132,548; 39,000,000 and 3,800,000 Group D Units, respectively, and, pursuant to the 2018 Levin Partner Agreements, Mr. Levin subsequently forfeited his entire grant of 39,000,000 Group D Units.

•	Each of Ms. Haas and Mr. Levine received a grant of 1,000,000 Profit Sharing Interests (“PSIs”) in 2017.

•
Each of Ms. Haas and Messrs. Levin, Cohen and Levine received grants of Group P Units in the amounts of 500,000; 39,000,000; 6,700,000 and 500,000 Group P Units, respectively, and, pursuant to the 2018 Levin Partner Agreements, Mr. Levin subsequently forfeited 29,000,000 Group P Units in respect of his grant of 39,000,000 Group P Units.

•
Mr. Levine received a sign-on grant of 495,572 Class A restricted stock units (“RSUs”) in consideration of his forfeiture of certain compensation from his former employer in 2017 in connection with his appointment as Chief Legal Officer.

Summary of Compensation Program Changes for 2018
The Compensation Committee reviewed the executive compensation programs and the goals and objectives relevant to executive managing directors and executive officers, including our Named Executive Officers, in 2017, and following its review, made the following changes to the compensation program for 2018: (i) granted Class A performance-based restricted stock units (“PSUs”) to Mr. Shafir in connection with his appointment to Chief Executive Officer of the Company (as described in “—Subsequent Events—Shafir Employment Agreement” below), (ii) granted RSUs to Mr. Levin pursuant to the 2018 Levin Partner Agreements (as described in “—Subsequent Events—2018 Levin Partner Agreements” below) and to Mr. Shafir in connection with his appointment to Chief Executive Officer and his first annual grant of RSUs under his Employment Agreement (as described in “—Subsequent Events—Shafir Employment Agreement”), and (iii) adopted the Och-Ziff Deferred Cash Interest Plan for Employees to provide DCIs to our key employees. The purpose of these changes was to further align the interests of our executive managing directors and executive officers with those of the investors in our funds and our Class A Shareholders through additional ownership of substantial interests in the Oz Operating Group by executive managing directors.
Background
Each of our Named Executive Officers is a limited partner of each of the Oz Operating Group entities. The compensation of our executive managing directors is generally provided through their interests in the Oz Operating Group entities. For that reason, and except where otherwise provided, the discussion below addresses our compensation philosophy for our executive managing directors in general, including our Chief Executive Officer, Chief Financial Officer and other Named Executive Officers.
Since our inception in 1994, our objective in setting compensation for our executive managing directors has been to align their interests with those of the investors in the funds by entering into agreements with our executive managing directors that provide for the payment of discretionary distributions on their interests in the Oz Operating Group as their primary form of compensation. To further align interests, we have offered them the opportunity to invest their own capital in our funds.
When we became a public company in November 2007, we continued implementing this objective and also sought to significantly align the interests of our executive managing directors with those of our Class A Shareholders by reclassifying each executive managing director’s interests in the Oz Operating Group as Group A Units, which represent common equity interests in the Oz Operating Group entities. The Group A Units are exchangeable for our Class A Shares on a one-for-one basis (subject to certain exchange rate adjustments for splits, unit distributions and reclassifications). The holders of such Group A Units generally receive distributions only when distributions are made to our Class A Shareholders. The Group A Units granted to our pre-IPO partners (“Pre-IPO Partners”) in connection with the reorganization of our business that took place prior to the 2007 Offerings generally became fully vested in 2012, although they remain subject to minimum retained ownership requirements and transfer restrictions.
In addition, all of our active executive managing directors hold a Class C non-equity interest in the Oz Operating Group (“Class C Non-Equity Interests”), through which the Compensation Committee, together with the Chairman of the Partnership Management Committee, may determine to make discretionary income allocations. These interests are issued to our executive managing directors to provide us with flexibility in compensating our executive managing directors and to help ensure our ability to attract and retain top executive talent. The terms of the Group A Units, Class C Non-Equity Interests and other interests in the Oz Operating Group entities that are and may be held by our executive managing directors are set forth in the Operating Group Limited Partnership Agreements, as described more fully in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities,” below.
New executive managing directors admitted to the Oz Operating Group following the IPO have in connection with their admission generally received grants of Group D Units, which represent non-equity profit interests in the Oz Operating Group entities. We have also issued or may issue Group D Units to certain executive managing directors, as distributions on PSIs, and in connection with other performance-related grants. Group D Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Group A Units, corresponding to the timing of dividends paid to holders of our Class A Shares, and each Group D Unit automatically converts into a Group A Unit when there has been sufficient Appreciation (as defined in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”) to result in such Group D Unit becoming economically equivalent to one Group A Unit. In 2017, we made grants of Group D Units to our executive managing directors, including some of our Named Executive Officers, as discussed in “—Partner Agreements, Severance Benefits and Change in Control Provisions” below.
Beginning in 2016, the Oz Operating Group began to provide PSIs to executive managing directors. PSIs are non-equity, limited partner profits interests in the Oz Operating Group that generally participate in distributions of future profits of the Oz Operating Group on a pro rata basis with the Group A, B and D Units, with distributions payable in a combination of cash, DCIs and Group D Units, and are described more fully in “—Executive Officer Compensation Programs—Profit Sharing Interests” in this section below, and in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities.”
Beginning in 2017, the Oz Operating Group began making grants of DCIs pursuant to the Och-Ziff Deferred Cash Interest Plan (the “DCI Plan”), discussed further in “—Executive Officer Compensation Programs—Deferred Cash Interests” below. Also beginning in 2017, the Oz Operating Group began making grants of Group P Units pursuant to Operating Group Limited Partnership Agreements, discussed further in “—Executive Officer Compensation Programs—Group P Units” in this section below, and in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities” below.
We may grant RSUs to our executive managing directors, including grants of RSUs instead of the portion of distributions we make in respect of PSIs that would otherwise be made in the form of Group D Units as described above. In 2017, we granted RSUs to Mr. Levine and, in 2018, we granted PSUs to Mr. Shafir and RSUs to Messrs. Levin and Shafir, in each case, pursuant to the 2013 Plan, as discussed further in “—Executive Officer Compensation Programs—PSUs and RSUs” below.
We believe that ownership of substantial interests in the Oz Operating Group by our executive managing directors, including each of our Named Executive Officers, creates significant alignment with our Class A Shareholders and investors in our funds and strengthens our culture of teamwork and collaboration. These ownership interests are also subject to transfer restrictions which are designed to ensure continuation of that ownership. Furthermore, we continue to encourage our Named Executive Officers and other executive managing directors to invest their own capital in the funds that we manage. As a result of these investments, our executive managing directors continue to have significant interests in our funds. For further details on the terms of the Group Units generally applicable to executive managing directors, please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities.”
Compensation Philosophy and Process
We believe that our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders has been a key contributor to our historical growth and success. In furtherance of this philosophy, our compensation programs are designed to attract, retain and motivate executives and other professionals of the highest level of talent and effectiveness. Our Compensation Committee and management regularly reevaluate our compensation programs to ensure we are meeting these objectives.
The Compensation Committee reviews the goals and objectives relevant to our Chief Executive Officer’s compensation. For 2017, Mr. Och’s compensation was limited to certain perquisites and Group A Units received in reallocations effected in accordance with the Operating Group Limited Partnership Agreements. Pursuant to those Agreements, Mr. Och has received and may in the future receive his pro rata portion of vested or unvested Group Units forfeited by executive managing directors who have withdrawn from the Oz Operating Group, as described in the “Summary Compensation Table” and “2017 Grant of Plan-Based Awards Table” below. Such forfeited Group Units are reallocated on a pro rata basis to the remaining active executive managing directors. Considering these items, the Compensation Committee evaluates Mr. Och’s performance annually to determine whether to provide any additional cash or equity-based compensation in recognition of Mr. Och’s performance. The Compensation Committee determined that Mr. Och’s compensation remained appropriate in form and, with respect to perquisites, amount, and the Committee therefore made no changes to Mr. Och’s compensation for 2017.
The Compensation Committee, with input from the Chief Executive Officer, also reviews the goals and objectives relevant to each of our other Named Executive Officers and similarly undertakes annual performance evaluations to determine whether to provide any additional compensation to these executives. Furthermore, our Compensation Committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to those of our executive managing directors who are also our Named Executive Officers.
The Compensation Committee is also provided with information concerning the Company’s practices for compensating its managing directors and other employees. In general, our managing directors execute a managing director agreement with us, which provides for a fixed annual salary and an annual discretionary bonus, generally payable in a mix of cash and RSUs. Other employees, who do not have employment agreements with us, are compensated with a fixed salary, and may receive an annual discretionary bonus payable in cash and in some cases partly in RSUs. In general, our employee compensation programs are designed to enable us to attract and retain the most talented employees in our industry in keeping with our one-firm, team-based culture, which emphasizes employee collaboration and the success of our Company as a whole. These attributes foster alignment with our Class A Shareholders and investors in our funds. The annual discretionary cash bonuses we pay represent a significant element of our annual compensation and benefits program and are determined in accordance with our team-based culture and, for any given year, are based on a combination of individual performance and the Company’s annual financial performance.
Executive Officer Incentive Compensation Programs
We believe that ownership of substantial interests in the Oz Operating Group by our executive managing directors, including each of our Named Executive Officers, creates significant alignment with our Class A Shareholders and investors in our funds and strengthens our culture of teamwork and collaboration, and in alignment with that philosophy, we sponsor several equity and equity-based incentive plans for our executive managing directors, including our Named Executive Officers, as further described below.
Group D Units
Beginning in 2013, executive managing directors have been eligible to receive grants of Group D Units (“Group D Units”) under the Operating Group Limited Partnership Agreements and related plans. Group D Units represent non-equity profit interests in the Oz Operating Group entities, and can be granted alone or as a PSI distribution. Generally, Group D Units are entitled to receive cash distributions in equal amounts and at the same time as distributions are paid with respect to Group A Units (“Group A Units”). For further details on the terms of the Group D Units generally applicable to all executive managing directors under the Operating Group Limited Partnership Agreements, please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities.”
With respect to our Named Executive Officers, on March 1, 2017, each of Ms. Haas and Messrs. Levin and Cohen received a grant of Group D Units in the amounts of 132,358; 39,000,000 and 3,800,000 Group D Units, respectively. For details on each of the Named Executive Officer’s Group D Units, including the terms of such grants that vary from the terms generally applicable under the Operating Group Limited Partnership Agreements, please see “—Partner Agreements, Severance Benefits and Change in Control Provisions” below. Mr. Levin subsequently forfeited his entire grant of 39,000,000 Group D Units pursuant to the 2018 Levin Partner Agreements, as discussed further in “—Subsequent Events—2018 Levin Partner Agreements” below.
With respect to our Named Executive Officers, on March 21, 2017, Ms. Haas and Messrs. Levin and Cohen received 189, 84,846 and 10,401 Group D Units, respectively, as a result of reallocations effected in accordance with the Operating Group Limited Partnership Agreements.
In addition, effective March 1, 2017, the Board approved amendments to the Operating Group Limited Partnership Agreements that included an adjustment to the measurement thresholds used in determining whether sufficient appreciation has taken place for Group D Units issued prior to March 1, 2017, to have become economically equivalent to Group A Units. This amendment makes it more likely that outstanding Group D Units will convert to Group A Units.

Group P Units
In February 2017, the Board approved the 2017 Incentive Program and creation of Group P Units (“Group P Units”) in order to provide awards which vest on performance metrics relating to total shareholder return. Group P Units entitle the holders to receive distributions of future profits of the Oz Operating Group once the Group P Units vest by satisfying both a Service Condition and a Performance Condition (further discussed below). Once vested, holders are entitled to receive the same distributions per unit on each Group P Unit as holders of the Group A Units and Group D Units. Each vested Group P Unit also becomes exchangeable for one Class A Share (or the cash equivalent) on the terms described in the Class P Unit Exchange Agreement upon achievement of sufficient Appreciation to result in such Group P Unit becoming economically equivalent to one Class A common unit.
An award of Group P Units will generally vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the date of grant (the “Service Condition”), and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the date of grant (or for the month of January 2017 with respect to the Group P Units granted to the Named Executive Officers on March 1, 2017) equals or exceeds certain specified thresholds (expressed as percentages, “Performance Thresholds”) (the “Performance Condition”). The Performance Thresholds are set on the date of grant. The Performance Thresholds for the Group P Units granted on March 1, 2017 are as follows: 20% of the Group P Units vest upon a Performance Threshold of 25% being achieved; an additional 40% (for a total of 60%) of the Group P Units vest upon a Performance Threshold of 50% being achieved; an additional 20% (for a total of 80%) of the Group P Units vest upon a Performance Threshold of 75% being achieved; and an additional 20% (for a total of 100%) of the Group P Units vest upon a Performance Threshold of 125% being achieved. Generally, all of an executive managing director’s unvested Group P Units will be forfeited upon the earlier of (i) the termination of the executive managing director’s service for any reason and (ii) the last day of the sixth anniversary of the date of grant. If the executive managing director’s service is terminated for cause at any time, all of the executive managing director’s vested and unvested Group P Units will be forfeited. If the executive managing director retires on or after the date on which the Service Condition is satisfied but prior to the Performance Condition being satisfied, the executive managing director will conditionally retain all of the Group P Units subject to satisfaction of the Performance Condition. If the executive managing director resigns (other than for retirement) or is terminated for any reason other than for cause on or after the date on which the Service Condition is satisfied, any unvested Group P Units will be conditionally retained until the earlier of the first anniversary of the date of such termination and the sixth anniversary of the date of grant, subject to satisfaction of the Performance Condition. For further information regarding the Group P Units, see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities—Class P common units.”
With respect to our Named Executive Officers, on March 1, 2017, Ms. Haas and Messrs. Levin, Cohen, and Levine received grants of Group P Units in the amount of 500,000; 39,000,000; 6,700,000 and 500,000 Group P Units, respectively; discussed further (including the terms of such grants that vary from the terms generally applicable to executive managing directors under the Operating Group Limited Partnership Agreements) in “—Partner Agreements, Severance Benefits and Change in Control Provisions”. Mr. Levin subsequently forfeited 29,000,000 Group P Units in respect of his grant of 39,000,000 Group P Units pursuant to the 2018 Levin Partner Agreements, as discussed further in “—Subsequent Events—2018 Levin Partner Agreements” below.
Profit Sharing Interests
Beginning in 2016, the Oz Operating Group began to grant PSIs to new executive managing directors upon their admission as partners to the Oz Operating Group entities. PSIs are non-equity, limited partner profits interests in the Oz Operating Group that participate in distributions of future profits of the Oz Operating Group on a pro rata basis with the Group A, B and D Units. Distributions on the PSIs are made in a combination of cash (which may include DCIs) and Group D Units, at such times and in such proportions as set forth in the Operating Group Limited Partnership Agreements, subject to the discretion of the Chairman of the Partner Management Committee (currently Mr. Och). PSIs are subject to forfeiture upon the departure of an executive managing director, and the number of PSIs held by an executive managing director can be increased or decreased each year at the PMC Chairman’s discretion. Please see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities” for discussion of terms generally applicable to executive managing directors.
With respect to our Named Executive Officers, each of Ms. Haas and Mr. Levine received a grant of 1,000,000 PSIs in January 2017, discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements” and “—Levine Partner Agreements.” No other Named Executive Officers has any PSIs.

Deferred Cash Interests
On February 27, 2017, the Board approved the DCI Plan, pursuant to which DCIs may be granted. DCIs reflect notional fund investments made by the Oz Operating Group on behalf of an executive managing director. Under the terms of the DCI Plan, unless otherwise provided for in an award agreement, DCIs vest in three equal portions over three years commencing on January 1st of the calendar year following the applicable grant date, subject to an executive managing director’s continued service. Upon vesting, the Oz Operating Group pays the executive managing director an amount in cash equal to the notional investment represented by the DCIs, as adjusted for notional fund performance. Under the DCI Plan, except as otherwise provided in an award agreement or partner agreement, in the event of a termination of the executive managing director’s service, any portion of the DCIs that is unvested as of the date of termination will be forfeited.
With respect to our Named Executive Officers, under the Haas Partner Agreements, and the Levine Partner Agreements, Ms. Haas and Mr. Levine are eligible to receive DCIs as a component of payment of their respective annual “Variable Distribution,” discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Haas Partner Agreements” and “—Levine Partner Agreements” below. No other Named Executive Officer has any DCIs.
PSUs and RSUs
In 2018, we granted PSUs to Mr. Shafir in connection with his appointment as Chief Executive Officer, discussed further in “—Subsequent Events—Shafir Employment Agreement” below, pursuant to the 2013 Plan. A PSU entitles the holder to receive a Class A Share, or cash equal to the fair value of a Class A Share at the election of the Board, upon completion of the requisite service period, as well as satisfying certain performance conditions based on achievement of targeted total shareholder return on Class A Shares. PSUs do not begin to accrue dividend equivalents until the requisite service period has been completed and performance conditions have been achieved.
In addition, we have granted RSUs as a form of compensation to certain executive managing directors pursuant to the 2013 Plan. A RSU entitles the holder to receive a Class A Share, or cash equal to the fair value of a Class A Share at the election of the Board, upon completion of the requisite service period. All of the RSUs granted to date accrue dividend equivalents equal to the dividend amounts paid on our Class A Shares. To date, these dividend equivalents have been awarded in the form of additional RSUs that also accrue additional dividend equivalents. Delivery of dividend equivalents on outstanding RSUs is contingent upon the vesting of the underlying RSUs.
In 2017, Mr. Levine received a sign-on grant of 495,572 RSUs in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer, discussed further in “—Partner Agreements, Severance Benefits and Change in Control Provisions—Levine Partner Agreements.” In addition, we granted RSUs to Mr. Levin pursuant to the 2018 Levin Partner Agreements, discussed further in “—Subsequent Events—2018 Levin Partner Agreements” below, and to Mr. Shafir in connection with his appointment to Chief Executive Officer and his first annual grant of RSUs under his Employment Agreement, discussed further in “—Subsequent Events—Shafir Employment Agreement”.
Partner Incentive Plan
In August 2012, to further the retention of certain pre-IPO executive managing directors, the Company established the Partner Incentive Plan (the “PIP”) for fiscal years 2013-2017. None of the Named Executive Officers were eligible to participate in the PIP, which has now terminated. We did not grant any awards under the PIP in respect of 2017.
Compensation Committee and Compensation Consultants
The Compensation Committee has the power and authority to oversee our compensation policies and programs and makes all compensation related decisions relating to our Named Executive Officers. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee reviews the charter on an annual basis. The Compensation Committee’s membership is determined by the Board. The Compensation Committee’s members are all Independent Directors under the rules of the NYSE.
Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.

In 2017, the Compensation Committee again retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as a third-party advisor to provide independent advice, research and evaluation in connection with: the terms of compensation for Mr. Shafir, as discussed under “—Subsequent Events—Shafir Partner Agreements,” the terms of compensation for Mr. Levin “—Partner Agreements, Severance Benefits and Change in Control Provisions—Levin Partner Agreements,” the terms of compensation for Mr. Cohen, as discussed under “—Partner Agreements, Severance Benefits and Change in Control Provisions-Cohen Partner Agreements,” and the mix of compensation payable for 2017 for Ms. Haas and Mr. Levine.

In 2017, Semler Brossy reported directly to the Compensation Committee. Semler Brossy did not provide services to the Company other than as described in the prior paragraph. Specifically, Semler Brossy did not provide, directly or indirectly through affiliates, any other consulting services to management or the Board. The Compensation Committee conducted a specific review of its relationship with Semler Brossy, and determined that Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010, by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Compensation and Risk
As noted in the section above entitled “Corporate Governance—Board Role in Risk Oversight,” our compensation program includes elements that discourage excessive risk-taking and that align the compensation of our executive managing directors, managing directors and other employees with our long-term performance. For example, all Group Units held by our executive managing directors at the time of our IPO or issued to our executive managing directors that were admitted after our IPO upon their admission to the Oz Operating Group entities are, or have been, subject to multi-year service vesting conditions. Group Units held by our executive managing directors are also subject to transfer restrictions and a minimum retained ownership requirement. Similarly, the DCIs that may be granted as part of a distribution on an executive managing director’s PSIs or as part of a bonus paid to our executive managing directors or our employees are subject to transfer restrictions and multi-year service vesting conditions. In addition, the PSUs and RSUs held by our executive managing directors, managing directors and other employees are also generally subject to multi-year service vesting conditions. Because of these significant vesting provisions and because of the transfer restrictions applicable to our executive managing directors, the actual amount of compensation realized by our executive managing directors, managing directors and other employees is tied to our long-term performance.
Shareholder Vote on Named Executive Officer Compensation
At our 2017 annual meeting of Shareholders, our Shareholders voted to hold an advisory vote on executive compensation every three years. Consistent with that vote, the Board resolved to accept the Shareholders’ recommendation, and next held an advisory vote on executive compensation at the 2020 annual meeting of Shareholders. At our 2017 annual meeting of Shareholders, our Shareholders again expressed their support of the Company’s executive compensation programs. Approximately 95% of the votes cast supported our executive compensation policies and practices. The Compensation Committee viewed the vote as an expression of our Shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result of the shareholder advisory vote, the Compensation Committee decided that it was not necessary to implement changes to our executive compensation programs for 2018 . However, following a review of our executive compensation for 2017, the Compensation Committee determined to implement certain changes to our executive compensation programs for 2018 to further align the interests of our executive managing directors with our Class A Shareholders and the investors in our funds, as discussed above in “—Executive Summary—Summary of Compensation Program Changes for 2018.”
Partner Agreements, Severance Benefits and Change in Control Provisions.
In furtherance of our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A Shareholders, the Oz Operating Group entities have entered into partner agreements with certain of our executive managing directors. We have entered into partner agreements with each of our Named Executive Officers other than Mr. Och, which provide for certain advances, guaranteed payments and equity grants, as described further below.
Levin Partner Agreements
General. In connection with Mr. Levin’s admission as a limited partner of the Oz Operating Group entities, each of the Oz Operating Group entities entered into an agreement with Mr. Levin on November 10, 2010 (the “Initial Levin Partner

Agreements”). In addition, (i) on January 28, 2013 each of the Oz Operating Group entities entered into an additional agreement with Mr. Levin reflecting certain additional terms and conditions of his arrangements with the Oz Operating Group entities (the “2013 Levin Partner Agreements”); and (ii) on February 14, 2017, each of the Oz Operating Group entities entered into an additional agreement with Mr. Levin, in connection with Mr. Levin’s commitment to remain with the Oz Operating Group entities for ten years and serve as Co-Chief Investment Officer (the “2017 Levin Partner Agreements”). On February 16, 2018, each of the Oz Operating Group entities entered into a partner agreement with Mr. Levin (the “2018 Levin Partner Agreements”) in order to more closely align Mr. Levin’s potential compensation with his co-CIO role and responsibilities and importantly strongly align his economic interests with our clients. The 2018 Levin Partner Agreements replaced and superseded the Initial Levin Partner Agreements, the 2013 Levin Partner Agreements and the 2017 Levin Partner Agreements, which are described below as in effect during 2017. For a description of the 2018 Levin Partner Agreements, please see “—Subsequent Events—2018 Levin Partner Agreements” below.
2013 Levin Retention D Units. The 2013 Levin Partner Agreements provided for the grant of 19,000,000 Group D Units to Mr. Levin (the “2013 Levin Retention D Units”) which vest in ten equal annual installments beginning on January 1, 2014, subject to Mr. Levin’s continued active involvement with us. Mr. Levin will forfeit his unvested 2013 Levin Retention D Units if he departs from the firm prior to January 1, 2023. In addition, in the event that Mr. Levin (i) is terminated with cause, he will retain only 50% of his vested 2013 Levin Retention D Units; and (ii) resigns or retires, he will retain only 70% of his vested 2013 Levin Retention D Units, and in each case, forfeit the remaining 2013 Levin Retention D Units.
2017 Levin Incentive D Units. Under the terms of the 2017 Levin Partner Agreements, on March 1, 2017, Mr. Levin received a grant of 39,000,000 Group D Units (the “2017 Levin Incentive D Units”). Subject to Mr. Levin’s continued service, 30% of the 2017 Levin Incentive D Units will vest on the third anniversary of the grant date, and an additional 10% of the 2017 Levin Incentive D Units will vest on each of the following anniversaries of the grant date, ending on March 1, 2027. Generally, except for certain qualifying terminations, all of Mr. Levin’s unvested 2017 Levin Incentive D Units will be forfeited upon a termination of his service prior to the tenth anniversary of the grant date and a portion of his vested 2017 Levin Incentive D Units will be forfeited on a resignation or on a termination for cause (as described in the 2017 Levin Partner Agreements).
2017 Levin Incentive P Units. Under the terms of the 2017 Levin Partner Agreements, Mr. Levin was also granted 39,000,000 Group P Units on March 1, 2017 (the “2017 Levin Incentive P Units”). The 2017 Levin Incentive P Units will generally be subject to the same Service Condition and Performance Condition vesting and forfeiture conditions applicable to other executive managing directors (see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”), except as follows: (i) if, prior to the satisfaction of the Service Condition, Mr. Levin is terminated without cause (as described in the 2017 Levin Partner Agreements), he will conditionally retain 75% of the 2017 Levin Incentive P Units subject to the attainment of the Performance Condition prior to the later of (x) the third anniversary of the grant date and (y) the first anniversary of his date of termination; (ii) in the event Mr. Levin resigns at any time, all unvested 2017 Levin Incentive P Units will be forfeited; and (iii) upon a Change of Control (as defined in the Operating Group Limited Partnership Agreements), as described below. In addition, at such time as the 2017 Levin Incentive P Units have satisfied the conditions for exchangeability applicable to the other Group P Units (as described in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”), 60% of the 2017 Levin Incentive P Units will be immediately exchangeable and an additional 10% of the 2017 Levin Incentive P Units will be exchangeable on and after each of the fifth, sixth, seventh and eighth anniversaries of the grant date.
Change of Control (2017 Levin Incentive Units). With respect to the 2017 Levin Incentive D Units, generally in the event of a Change of Control, 50% of Mr. Levin’s unvested 2017 Levin Incentive D Units will vest and will participate in the Change of Control, and the remaining 50% of Mr. Levin’s unvested 2017 Levin Incentive D Units will vest on the second anniversary of such Change of Control, subject to Mr. Levin’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). With respect to the 2017 Levin Incentive P Units, generally in the event of a Change of Control prior to the third anniversary of the grant date, 75% of the 2017 Levin Incentive P Units will be entitled to participate in such Change in Control on the same terms and to the same extent as other Group P Units (see “Certain Agreements of Oz Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”), and the remaining 25% of the 2017 Levin Incentive P Units will vest on the second anniversary of the Change of Control, subject to Mr. Levin’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). If Mr. Levin is not offered a comparable position upon a Change of Control, then (i) an additional 25% of his unvested 2017 Levin Incentive D Units will vest as of such Change of Control, and the remaining 25% will be forfeited; and (ii) 100% of the 2017 Levin Incentive P Units will vest as of such Change of Control.

Additional Payments. Under the terms of the 2017 Levin Partner Agreements, Mr. Levin has received or would have received cash payments for each of fiscal years 2017, 2018 and 2019 in the aggregate amount of $4,000,000 per year, which have or would have reduced quarterly distributions for such years on an after-tax basis. In addition, in respect of 2017 and until the earlier of (x) the last day of the first calendar year in which 60% of the 2017 Levin Group P Units are exchangeable and (y) the last day of calendar year 2022, Mr. Levin would have received a distribution in respect of his Class C Non-Equity Interests to the extent that the tax liability associated with cumulative allocations of income with respect to all of his units exceeds the cash distributions on such units.
Other Provisions. Upon vesting, all of the Group Units granted to Mr. Levin continue to be subject to transfer restrictions, minimum ownership requirements and, to the extent applicable to such Units, the conditions to conversion into Group A Units (except with respect to Mr. Levin’s rights to exchange his 2017 Levin Incentive P Units, to the extent described above). In addition to the minimum ownership requirements applicable to executive managing directors generally under the Operating Group Limited Partnership Agreements, in accordance with the 2013 Levin Partner Agreements, prior to January 1, 2023, Mr. Levin is generally required to hold (and may not transfer) at least 70% of the vested 2013 Levin Retention Units, without reduction for dispositions.
Cohen Partner Agreements
General. In connection with Mr. Cohen’s admission as a limited partner of the Oz Operating Group entities, each of the Oz Operating Group entities entered into an agreement with Mr. Cohen on November 10, 2010 (the “Initial Cohen Partner Agreements”). In addition, (i) on April 15, 2013, each of the Oz Operating Group entities entered into an additional agreement with Mr. Cohen reflecting certain additional terms and conditions of his arrangements with the Oz Operating Group entities (the “2013 Cohen Partner Agreements”), and (ii) on February 22, 2017, each of the Oz Operating Group entities entered into an additional agreement with Mr. Cohen, in connection with Mr. Cohen’s commitment to remain with the Oz Operating Group entities for six years and serve as the President and Chief Operating Officer (the “2017 Cohen Partner Agreements”).
2013 Cohen Retention D Units. The 2013 Cohen Partner Agreements provided for the grant of 2,623,674 Group D Units to Mr. Cohen (the “2013 Cohen Retention D Units”), which will vest, subject to Mr. Cohen’s continued active involvement with us, in seven equal annual installments commencing on April 15, 2014, and ending on April 15, 2020. Mr. Cohen will forfeit his unvested 2013 Cohen Retention D Units if he departs from the firm prior to April 15, 2020. In addition, in the event that Mr. Cohen is terminated with cause, he will retain only 50% of his vested 2013 Cohen Retention D Units, and forfeit the remaining 2013 Levin Retention D Units.
2017 Cohen Incentive D Units. Under the terms of the 2017 Cohen Partner Agreements, on March 1, 2017, Mr. Cohen received receive a grant of 3,800,000 Group D Units (the “2017 Cohen Incentive D Units”). Subject to Mr. Cohen’s continued service, 50% of the 2017 Cohen Retention Units will vest on the third anniversary of the grant date, and the remaining 50% will vest in equal annual installments on each of the following three anniversaries of the grant date, ending on March 1, 2023. Upon a termination, Mr. Cohen generally retains his vested 2017 Cohen Incentive D Units and forfeits his unvested 2017 Cohen Incentive D Units, with the following exceptions: (i) if Mr. Cohen is terminated for cause prior to the sixth anniversary of the grant date, all of Mr. Cohen’s unvested 2017 Cohen Incentive D Units and 50% of his vested 2017 Cohen Incentive D Units will be forfeited upon such termination; (ii) if Mr. Cohen is terminated without cause, then all then-vested 2017 Cohen Incentive D Units will be retained, and a portion of the then-unvested 2017 Cohen Incentive D Units (determined based on years of service since the grant date) will become vested as of the date of termination (with the remaining unvested 2017 Cohen Incentive D Units forfeited); and (iii) if Mr. Cohen resigns at any time, he forfeits all unvested 2017 Cohen Incentive D Units and a portion of his vested 2017 Cohen Incentive D Units (determined based on years of service since the grant date).
2017 Cohen Incentive P Units. Under the terms of the 2017 Cohen Partner Agreements, Mr. Cohen was also granted 6,700,000 Group P Units on March 1, 2017 (the “2017 Cohen Incentive P Units”). The 2017 Cohen Incentive P Units will generally be subject to the same Service Condition and Performance Condition vesting and forfeiture conditions applicable to the Group P Units of other executive managing directors (see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities” below), except as follows: (i) if Mr. Cohen is terminated without cause, all then-vested 2017 Cohen Incentive P Units will be retained, and a portion of the then-unvested 2017 Cohen Incentive P Units (determined based on years of service since the grant date) will become eligible to vest as of the date of termination (with the remaining unvested 2017 Cohen Incentive P Units forfeited) and, depending on length of service, remain outstanding and eligible to vest for a specified period following such termination; (ii) if Mr. Cohen resigns at any time, he forfeits all unvested 2017 Cohen Incentive P Units and a portion of his vested 2017 Cohen Incentive P

Units (determined based on years of service since the grant date); and (iii) upon a Change of Control (as defined in the Operating Group Limited Partnership Agreements), as described below. In addition, at such time as the 2017 Cohen Incentive P Units have satisfied the conditions for exchangeability applicable to the other Group P Units (as described in “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”), (I) (x) at any time on or after the third anniversary of the grant date, 50% of the 2017 Cohen Incentive P Units will be immediately exchangeable, and (y) on and after each of the fourth, fifth and sixth anniversaries of the grant date, an additional portion of the 2017 Cohen Incentive P Units may be exchanged such that up to a cumulative percentage of the 2017 Cohen Incentive P Units equal to 66.67%, 83.33% and 100%, respectively, may be exchanged on and after such anniversary, and (II) on a termination without cause after the third, fourth and fifth anniversaries of the grant date, up to a cumulative percentage of the 2017 Cohen Incentive P Units equal to 66.67%, 83.33% and 100%, respectively, may be exchanged on and after such anniversary.
Change of Control (2017 Cohen Incentive Units). With respect to the 2017 Cohen Incentive D Units, generally in the event of a Change of Control, 50% of Mr. Cohen’s unvested 2017 Cohen Incentive D Units will vest and participate in the Change of Control to the extent provided in the Operating Group Limited Partnership Agreements, and the remaining 50% of Mr. Cohen’s unvested 2017 Cohen Incentive D Units will remain outstanding following such Change of Control and will vest on the second anniversary of such Change of Control, subject to Mr. Cohen’s continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control). With respect to the 2017 Cohen Incentive P Units, generally in the event of a Change of Control prior to the third anniversary of the grant date, 50% of the 2017 Cohen Incentive P Units that would otherwise be entitled to participate under the terms of the Operating Company Limited Partnership Agreements shall vest and participate on the same terms and to the same extent as other Group P Units (see “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities”), and the remaining 50% of the 2017 Cohen Incentive P Units that would otherwise be entitled to participate under the terms of the Operating Company Limited Partnership Agreements will vest on the second anniversary of the Change of Control, subject to his continued service in a comparable position (and subject to acceleration upon certain qualifying terminations within two years of the Change of Control), and any remaining unvested 2017 Cohen Incentive P Units shall be forfeited. If Mr. Cohen is not offered a comparable position upon a Change of Control, then 100% of his 2017 Cohen Incentive D Units and 2017 Cohen Incentive P Units vest as of such Change of Control. In the event of a Change of Control on or after the third anniversary of the grant date, the 2017 Cohen Incentive Units will participate to the same extent as other Group P Units.
Additional Payments. Under the terms of the 2017 Cohen Partner Agreements, Mr. Cohen will receive cash payments for each of fiscal years 2017, 2018 and 2019 in the aggregate amount of $2,000,000 per year, which will reduce quarterly distributions for such years on an after-tax basis.
Other Provisions. Upon vesting, all of the Group Units granted to Mr. Cohen continue to be subject to transfer restrictions, minimum ownership requirements and, to the extent applicable to such Units, the conditions to conversion into Group A Units (except with respect to Mr. Cohen’s rights to exchange his 2017 Cohen Incentive P Units, to the extent described above).
Haas Partner Agreements
In connection with Ms. Haas’s admission as a limited partner of the Oz Operating Group entities on December 13, 2016, each of the Oz Operating Group entities entered into an agreement with Ms. Haas on December 9, 2016 (the “Haas Partner Agreements”). Under the terms of the Haas Partner Agreements, upon admission, Ms. Haas was granted one vested Group D Unit. In addition, Ms. Haas also received a grant of 1,000,000 PSIs as of January 1, 2017, which number of PSIs may be increased or reduced from time to time, in accordance with the terms of the Operating Group Limited Partnership Agreements.
Under the Haas Partner Agreements, Ms. Haas is entitled to quarterly cash advances, paid to her at a rate of $500,000 per year, which generally reduce the amounts of distributions that would otherwise subsequently be made in respect of her Variable Distributions.
Under the Haas Partner Agreements, Ms. Haas receives distributions on her PSIs (“PSI Distributions”) and additional performance-based discretionary distributions (together with the PSI Distributions, collectively, “Variable Distributions”). Ms. Haas’ Variable Distributions are paid partly in Group D Units and partly in cash and DCIs. Any such Group D Units granted to Ms. Haas will vest in four equal annual installments. Upon vesting, all of the Group D Units granted to Ms. Haas continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Group A Units. Any DCIs granted to Ms. Haas as a part of her Variable Distributions in respect of 2016 and 2017 will generally be subject to four-year vesting and forfeiture conditions, and DCIs granted thereafter will generally be subject to three-year vesting and the forfeiture terms contained in the DCI Plan (described above in “—Executive Officer Incentive Compensation Programs—Deferred Cash Interests”). Upon vesting, Ms. Haas will receive an amount equal to the notional investment represented by the DCIs.
In respect of 2017, Ms. Haas received an aggregate Variable Distribution of $4,000,000, comprised of a guaranteed Variable Distribution of $2,250,000 (including any quarterly advances), with a target Variable Distribution of between $2,250,000 and $4,000,000, subject to her continued employment through December 31, 2017. Ms. Haas received the cash portion of her 2017 Variable Distribution (excluding the quarterly advances) in the amount of $2,100,000, and the remaining portion of her 2017 Variable Distribution in the amount of $1,400,000 in the form of DCIs awarded under the DCI Plan (of which $837,500 is subject to three year vesting and $562,500 is subject to four year vesting).
On April 12, 2018, Ms. Haas submitted her resignation as our Chief Financial Officer. Ms. Haas intends to remain with us through June 1, 2018 to effect an orderly transition to her successor. As a result of her departure, Ms. Haas will not receive a Variable Distribution in respect of 2018 (other than any quarterly advances paid during her period of employment during 2018).
Levine Partner Agreements
In connection with Mr. Levine’s appointment as Chief Legal Officer and admission as a limited partner of the Oz Operating Group entities, Mr. Levine received an offer letter, dated November 21, 2016 (the “Levine Offer Letter”), outlining the terms and conditions of his service with us. On December 9, 2016, each of the Oz Operating Group entities entered into an agreement with Mr. Levine (the “Initial Levine Partner Agreements”), pursuant to which Mr. Levine was admitted as a limited partner of the Oz Operating Group entities on January 23, 2017, and which superseded and replaced the Levine Offer Letter. On June 2, 2017, each of the Oz Operating Group entities entered into an agreement with Mr. Levine (the “Amended and Restated Levine Partner Agreements”), which amended and restated the Initial Levine Partner Agreements in their entirety. Mr. Levine entered into the Amended and Restated Levine Partner Agreements to align the terms applicable to him with the updated terms applicable to certain of our other executive managing directors which were adopted subsequent to Mr. Levine’s joining the Company.
In consideration of his forfeiture of certain compensation from his former employer, Mr. Levine received a sign-on cash bonus payment totaling $98,136 which was paid on May 16, 2017, and a sign-on grant of 495,572 RSUs on January 23, 2017. The RSUs are scheduled to vest in periodic installments through March 1, 2021, subject to Mr. Levine’s continued service with us on each vesting date, provided, that in the event of a withdrawal by Mr. Levine other than for cause or Mr. Levine’s resignation, any unvested RSUs will become vested on the date that the RSUs would have vested if Mr. Levine had otherwise remained in service through such date, subject to Mr. Levine’s execution of a release of claims and continued compliance with his restrictive covenant obligations.
Under the terms of the Amended and Restated Levine Partner Agreements, upon admission, Mr. Levine received a grant of 1,000,000 PSIs as of January 23, 2017, which number of PSIs may be increased or reduced from time to time, in accordance with the terms of the Operating Group Limited Partnership Agreements.
Under the Amended and Restated Levine Partner Agreements, Mr. Levine receives Variable Distributions consisting of PSI Distributions and additional performance-based discretionary distributions. Mr. Levine’s Variable Distributions are paid partly in Group D Units and partly in cash and DCIs. Any such Group D Units granted to Mr. Levine will vest in three equal annual installments. Upon vesting, all of the Group D Units granted to Mr. Levine continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Group A Units. Any DCIs granted to Mr. Levine as a part of his Variable Distribution in respect of 2017 will generally be subject to four-year vesting and forfeiture conditions, and DCIs granted thereafter will generally be subject to three-year vesting and the forfeiture terms contained in the DCI Plan (described above in “—Executive Officer Incentive Compensation Programs—Deferred Cash Interests”). Upon vesting, Mr. Levine will receive an amount equal to the notional investment represented by the DCIs.
Under the Amended and Restated Levine Partner Agreements, Mr. Levine is entitled to quarterly cash payments, paid to him at a rate of $500,000 per year, which amounts are paid in addition to the amounts of distributions that are made in respect of his Variable Distributions.
In respect of 2017, Mr. Levine received an aggregate guaranteed Variable Distribution of $1,700,000. Mr. Levine received the cash portion of his guaranteed 2017 Variable Distribution in the amount of $1,150,000, and the remaining portion of his guaranteed 2017 Variable Distribution in the amount of $550,000 in the form of DCIs, subject to four-year vesting, awarded under the DCI Plan. In addition to his guaranteed 2017 Variable Distribution, Mr. Levine received a discretionary bonus in consideration of his exceptional performance during 2017, consisting of a $105,000 cash payment and $395,000 in the form of DCIs, subject to three-year vesting, awarded under the DCI Plan. In 2018, Mr. Levine’s guaranteed minimum Variable Distribution is $1,700,000, subject to his continued employment through December 31, 2018. Beginning in 2019, Mr. Levine’s variable distributions are generally subject to his continued employment through the applicable payment date.
Non-Competition, Non-Solicitation and Confidentiality Restrictions
We believe that each of our executive managing directors, including all of the Named Executive Officers, should be subject to certain obligations and restrictions to not compete with us, not solicit our employees or the investors in our funds, not disparage us, and not disclose confidential information about our business and related matters. The following is a description of the material terms of such obligations and restrictions contained in the Operating Group Limited Partnership Agreements applicable to each of our executive managing directors as limited partners of the Oz Operating Group entities.
Term of Service or Employment; Full-Time Commitment. Each executive managing director has agreed to devote substantially all of his business time, skill, energy and attention to his responsibilities at the Company in a diligent manner.
Confidentiality. Each executive managing director is required, both during and after his service with us, to protect and only use confidential information in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.
Non-Competition. During the term of service of each executive managing director and during the Restricted Period (as such term is defined below), no executive managing director may, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).
Non-Solicitation and Non-Interference. Generally, during the term of service of each executive managing director and during the Restricted Period, no executive managing director may, directly or indirectly, in any manner solicit any of our other executive managing directors, directors, officers or employees to terminate their relationship or service with us, or hire any person who was employed by us or was one of our executive managing directors or directors as of the date of such executive managing director’s termination or whose service or relationship with us terminated within two years prior to or after the date of such executive managing director’s termination. Additionally, in general, no executive managing director may solicit, or encourage ceasing to work with us, any consultant, agent or senior adviser who the individual knows or should know is under contract with us.
In addition, generally during the term of service of each executive managing director and during the Restricted Period, such executive managing director may not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his or its relationship with us for any other reason.
Non-Disparagement. During the term of service of each executive managing director, and at all times following the termination of the executive managing director’s service, the executive managing director is prohibited from disparaging us in any way or making any defamatory comments regarding us.
Restricted Period. For purposes of the foregoing covenants, the “Restricted Period” for each of our Named Executive Officers and most of our other executive managing directors, means the two-year period immediately following the date of termination of his association with us for any reason.

Intellectual Property. Each executive managing director is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by the executive managing director’s service with us.
Other Provisions. In the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, all of such executive managing director’s vested and unvested Group Units and any Class A Shares issued upon exchange of Group A Units, will be reallocated to the remaining active executive managing directors. In addition, in the case of any breach of the non-competition or non-solicitation provisions described above by an executive managing director, the executive managing director will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Group A Units during the two-year period prior to the date of such breach, along with the after-tax portion of any performance cash awards conditionally granted to our executive managing directors under the PIP in respect of the two-year period prior to the date of such breach. In addition, such breaching executive managing director will no longer be entitled to receive payments under the tax receivable agreement we executed with our executive managing directors and the Ziffs in connection with our IPO (the “Tax Receivable Agreement”). We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.
Subsequent Events
Resignation of Chief Executive Officer; Appointment of Chief Executive Officer and Director
On January 30, 2018, we announced that Mr. Shafir will succeed Mr. Och as Chief Executive Officer of the Company, as of February 5, 2018 (the “Effective Date”). Mr. Shafir also was appointed to the Board from the Effective Date. Mr. Och will remain as the Chairman of the Board and Executive Managing Director.
Given that Mr. Shafir is a member of management, he will not receive any compensation with respect to his service as a director, but will be reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
Shafir Employment Agreement
In connection with Mr. Shafir’s appointment as Chief Executive Officer, he entered into an executive employment agreement, dated January 27, 2018, with the Company (the “Employment Agreement”). The term of the Employment Agreement ends on the fourth anniversary of the Effective Date.
Cash Compensation. The Employment Agreement provides that Mr. Shafir will receive an annual base salary of $2,000,000 and a discretionary annual bonus with a minimum annual bonus equal to 100% of his base salary and a maximum annual bonus equal to 200% of his base salary, which may be paid in a combination of cash, deferred cash or equity awards of the Company; provided, that no less than 60% of each annual bonus will be paid in cash.
Equity Compensation. In connection with entering into the Employment Agreement, on February 5, 2018, Mr. Shafir received (i) a one-time sign-on grant of 12,000,000 restricted share units (the “Sign-On RSUs”), and (ii) a one-time sign-on grant of 10,000,000 performance-based RSUs (the “Sign-On PSUs”), in each case, subject to the terms of the 2013 Plan.
The Employment Agreement also provides that Mr. Shafir will receive an annual grant of RSUs equal to $5,000,000 in value at grant (the “Annual RSUs”) for each year of the term of the Employment Agreement, subject to the terms of the 2013 Plan. The grant of Annual RSUs may be reduced in the sole discretion of the Board to no less than 2,500,000 RSUs in the event that the fair market value of Class A Shares of the Company is less than $2.00 on the date of grant, in which case the remainder of the value of the annual grant will be made in the form of cash-based awards subject to the same terms and conditions as the Annual RSUs. The first grant of Annual RSUs was made on February 5, 2018.
The Sign-On RSUs and the Annual RSUs will vest in four equal installments on each of the first four anniversaries of the grant date, provided that Mr. Shafir is employed by the Company on each vesting date.
The Sign-On PSUs will conditionally vest if: (i) Mr. Shafir has continued in uninterrupted service until the third anniversary of the grant date (the “PSUs Service Condition”), and (ii) on or after such date, the total shareholder return on Class A Shares of the Company based on the average closing price on the NYSE for the 10 trading days immediately following the date of the public announcement of the appointment of Mr. Shafir as CEO equals or exceeds certain performance thresholds (the “PSUs Performance Condition”) as follows: 20% of the Sign-On PSUs vest if a total shareholder return of 25% is achieved; an additional 40% of the Sign-On vest if a total shareholder return of 50% is achieved; an additional 20% of the Sign-On PSUs vest if a total shareholder return of 75% is achieved; and the final 20% of the Sign-On PSUs vest if a total shareholder return of 125% is achieved.
If a Sign-On PSU has not satisfied both the PSUs Service Condition and the PSUs Performance Condition by the sixth anniversary of the grant date, it will be forfeited and canceled immediately.
The Employment Agreement also provides that for so long as Mr. Shafir is employed by the Company, he will continue to hold at least 50% of the after-tax portion of Class A Shares of the Company delivered in respect of any equity awards (including on settlement of the Annual RSUs, Sign-On RSUs and Sign-On PSUs). This restriction will lapse on a termination of employment for any reason or upon a Change in Control.
Change in Control. In the event of a Change in Control (as defined in the Employment Agreement), all outstanding Sign-On RSUs and Annual RSUs will remain outstanding and continue to vest subject to Mr. Shafir’s continued employment with the Company or successor entity in a Substantially Equivalent Position (as defined in the Employment Agreement); provided, that (A) if Mr. Shafir’s employment with the Company or successor entity is terminated by the Company without cause or by Mr. Shafir because his position has ceased to be a Substantially Equivalent Position, in each case during the period beginning 6 months prior to a Change in Control and ending on the earlier of the two-year period following a Change in Control and the fourth anniversary of the Effective Date, or (B) if Mr. Shafir is not offered a Substantially Equivalent Position in such Change in Control and terminates his employment within 30 days following such Change in Control, in each case, then Mr. Shafir will be entitled to the payments and benefits payable on a termination without cause as described below.
In the event of a Change in Control, the PSUs Service Condition with respect to the Sign-On PSUs will be waived (if not already satisfied) but only to the extent that the applicable PSUs Performance Condition has been satisfied pursuant to the price per Class A Share of the Company implied by the Change in Control and the Sign-On PSUs will become vested to the extent the PSUs Performance Condition has been so satisfied, and the remaining unvested Sign-On PSUs, if any, will be forfeited on such date.
Termination of Employment. The Employment Agreement provides that upon a termination of Mr. Shafir’s employment by the Company without cause, or by Mr. Shafir by reason of his position no longer being a Substantially Equivalent Position, in each case, prior to the expiration of the term, Mr. Shafir will be entitled to receive the following severance benefits (the “Severance Benefit”): (1) a lump sum cash payment equal to (A) if such termination occurs prior to the second anniversary of the Effective Date, the lower of (x) the Base Severance Benefit (as defined below) and (y) $18,000,000, and (B) if such termination occurs on or after the second anniversary of the Effective Date, the lower of (x) the Base Severance Benefit, multiplied by a fraction, the numerator of which is the number of full months remaining in the initial term, and the denominator of which is 24, and (y) $18,000,000; (2) his minimum annual bonus, pro-rated for the fiscal year in which the termination occurs through the termination date; and (3) his annual bonus earned for the most recently completed fiscal year, to the extent such annual bonus was not previously paid. For purposes of the Employment Agreement, “Base Severance Benefit” means the product of (x) base salary and maximum annual bonus, multiplied by (y) 3.0.
In addition, upon Mr. Shafir’s termination without cause or by reason of his position no longer being a Substantially Equivalent Position as described above, his outstanding equity awards will also be treated as follows: (A) (i) the next two installments of the Sign-On RSUs will become vested on the termination date (or, for a qualifying termination in connection with a Change in Control, the later of the termination date and the date of the Change in Control), and in addition, to the extent unvested following application of the previous clause, a portion of an additional installment of Sign-On RSUs, pro-rated for the year of the employment term in which the termination occurs through the termination date, shall also become vested as of such date (and the remaining unvested Sign-On RSUs, if any, will be forfeited on such date); and (ii) the next two installments of the Annual RSUs will become vested as of the termination date (or, for a qualifying termination in connection with a Change in Control, the later of the termination date and the date of the Change in Control) and the remaining unvested Annual RSUs, if any, will be forfeited on such date; and (B) the PSUs Service Condition with respect to the Sign-On PSUs will be waived and Mr. Shafir will conditionally retain any remaining Sign-On PSUs for a period of up to 24 months following the termination date, at which time any such Sign-On PSUs that have not satisfied the PSUs Performance Condition will be forfeited.
If the Company does not offer to renew the Employment Agreement at the expiration of its term on substantially similar terms, (i) all unvested Annual RSUs and all unvested Sign-On RSUs then-held by Mr. Shafir will vest, (ii) Mr. Shafir will retain all of his remaining Sign-On PSUs until the sixth anniversary of the grant date, at which time any such Sign-On PSUs that have not satisfied the Performance Condition will be forfeited, (iii) all equity and deferred awards granted in payment of any annual bonuses then-held by Mr. Shafir will vest and he will receive his annual bonus earned for the most recently completed fiscal year, to the extent such annual bonus was not previously paid, and (iv) Mr. Shafir will receive his minimum annual bonus, pro-rated for the fiscal year in which the termination occurs.
The payment of the Severance Benefit and the treatment of the equity awards upon a qualifying termination of employment as described above under “Change in Control” and “Termination of Employment” in each case, is subject to Mr. Shafir’s execution of a general release of claims against the Company.
Restrictive Covenants. The Employment Agreement contains non-competition and non-solicitation restrictions, ending on the second anniversary of the date of Mr. Shafir’s termination for any reason (or on the 18-month anniversary in the case of a termination of employment upon or following the expiration of the term of the Employment Agreement in the case of the restrictions on competition and solicitation of the Company’s investors), as well as confidentiality and other restrictions that are generally consistent with those applicable to the Company’s other executives.
Partner Admission. On March 6, 2018, Mr. Shafir was admitted as a limited partner of each of the Oz Operating Group entities.
Shafir Partner Agreements
As required by the terms of the Employment Agreement, on March 6, 2018, Mr. Shafir was admitted as a limited partner of each of the Oz Operating Group entities and entered into the Operating Group Limited Partnership Agreements and partner agreements with each such Oz Operating Group entity (the “Shafir Partner Agreements”), the terms of which are substantially similar to those in the Employment Agreement. The Shafir Partner Agreements superseded and replaced the Employment Agreement.
Governance Letter Agreement
Mr. Och, the Company, certain of the Company’s subsidiaries and the independent directors of the Company entered into a letter agreement dated January 27, 2018 and effective as of the Effective Date (the “Governance Letter Agreement”),
pursuant to which the parties agreed to various corporate governance arrangements, as described in more detail in “Certain Agreements of the Registrant and the Oz Operating Group Entities.”
As provided in the Governance Letter Agreement, Mr. Och will remain as the Chairman of the Board until March 31, 2019. Following Mr. Och’s resignation as Chairman of the Board, Mr. Och will have the right to continue to serve as a director on the Board for so long as he continues to own interests in the Company or the Oz Operating Group entities representing at least 33% of either his current preferred units or current common equity units in the Company or the Oz Operating Group entities.
2018 Levin Partner Agreements
On February 16, 2018, Mr. Levin (including various family trusts as applicable) and each of the Oz Operating Group entities entered into the respective 2018 Levin Partner Agreements, which replaced and superseded all other partner agreements between Mr. Levin and the Oz Operating Group entities.
Term. The 2018 Levin Partner Agreements are effective as of January 1, 2018, and include provisions that are applicable for the period ending on December 31, 2019 (the “Term”). The Term shall be subject to extension by mutual agreement of Mr. Levin and the intermediate holding companies, as general partners of the Oz Operating Group entities (the “General Partners”), upon approval by the majority of the Board.
Responsibility and Reporting. Mr. Levin shall serve as a Co-Chief Investment Officer (or sole Chief Investment Officer) of the Company, and shall report to the Chief Executive Officer of the Company. The Chief Executive Officer shall have ultimate authority over investment activities and the Co-Chief Investment Officers (or sole Chief Investment Officer) shall have day-to-day management responsibility for such activities.
Compensation. Mr. Levin shall be entitled to $4,000,000 in cash annually (the “Annual Draw”). The Annual Draw shall be distributed in advance on a quarterly basis and shall be treated as a non-refundable credit against the Annual Bonus (as defined below) that Mr. Levin may receive in respect of such fiscal year.
The Annual Bonus shall be calculated as the product of (i) the Gross P&L for such fiscal year based on the performance of certain specified Oz funds and (ii) the Participation Ratio for such fiscal year, subject to a high water mark adjustment. The Participation Ratio shall range from 1.1% to 1.5%, as determined by the Compensation Committee based on a recommendation of the Chief Executive Officer. The minimum Annual Bonus for any year shall be $7,500,000 inclusive of the Annual Draw.
The Annual Bonus (including the Annual Draw) shall be paid consistent with the following percentages: 70% in cash, 15% in RSUs under the 2013 Incentive Plan (such RSUs, the “Bonus Equity”), and 15% in DCIs. The Bonus Equity and DCIs shall generally vest over three years from the time of grant, subject to various exceptions. In the event Mr. Levin is terminated or resigns, then all or a portion of these RSUs and DCIs may be forfeited in accordance with the terms of the 2018 Levin Partner Agreements as described below.
Equity Interests. The 2018 Levin Partner Agreements provide the following with respect to Mr. Levin’s outstanding equity interests in the Oz Operating Group entities and the Company:

•
Mr. Levin shall retain 11,000,000 vested Group A Units and Group D Units that he received under the 2010 Levin Partner Agreements and the 2013 Levin Partner Agreements (the retained units he received under the 2013 Levin Partner Agreements, the “Retained 2013 Units”) and forfeit an aggregate of 48,500,000 unvested Group A and D Units that he received under the 2013 and the 2017 Levin Partner Agreements;

•	Mr. Levin shall retain 10,000,000 of the Group P Units (the “Retained P Units”) and forfeit 29,000,000 of the Group P Units that he received under the 2017 Levin Partner Agreements; and

•
Mr. Levin shall receive 13,400,000 RSUs, of which 3,900,000 shall vest on December 31, 2018 and the remainder generally vest over the next five years, subject to his continued service on the applicable vesting dates and various exceptions.

In the event Mr. Levin’ is terminated or resigns, then all or a portion of the Group Units and RSUs described above may be forfeited in accordance with the terms of the 2018 Levin Partner Agreements as described below.
Treatment of Equity in the Event of Withdrawal. The 2018 Levin Partner Agreements provide that in the event of Mr. Levin’s withdrawal from the Oz Operating Group entities:

•	The Retained 2013 Units shall be treated as follows:
◦If Mr. Levin is terminated with Cause, then he forfeits 50% of the Retained 2013 Units and retains the other 50% of the Retained 2013 Units;
◦If Mr. Levin resigns (other than due to the General Partners not making a Company Extension Offer), then he forfeits 30% of the Retained 2013 Units and retains the other 70% of the Retained 2013 Units; and
◦If Mr. Levin is terminated without Cause or the General Partners elect not to make a Company Extension Offer, then he retains 100% of the Retained 2013 Units;

•	The Retained P Units shall be treated as follows:
◦If Mr. Levin is terminated with Cause during the Term, then he forfeits 100% of his vested and unvested Retained P Units;
◦If Mr. Levin resigns (other than due to the General Partners not making a Company Extension Offer), then he forfeits 100% of his unvested Retained P Units;
◦If Mr. Levin is terminated without Cause prior to March 1, 2020, or the General Partners elect not to make a Company Extension Offer, then he conditionally retains 75% of the Retained P Units; and
◦In the case of any other withdrawal, the Retained P Units shall be treated the same as other Group P Units under the Operating Group Limited Partnership Agreements;

•	The 2013 RSUs shall be treated as follows:
◦If Mr. Levin is terminated with Cause, then he forfeits 100% of any 2013 RSUs he holds, 50% of any Class A Shares of the Company delivered to him upon settlement of such RSUs (the “Related Class A Shares”), 50% of the after-tax proceeds from any sale of any Related Class A Shares and 50% of any distributions received in respect of any Related Class A Shares;

◦If Mr. Levin resigns (other than due to the General Partners not making a Company Extension Offer), then he forfeits 30% of any Related Class A Shares, 30% of the after tax proceeds from any sale of any Related Class A Shares and 30% of any distributions received in respect of any Related Class A Shares;
◦If Mr. Levin resigns (other than due to the General Partners not making a Company Extension Offer or following a Change in Position), then he forfeits 100% of the 2013 RSUs;
◦If Mr. Levin is terminated without Cause, resigns following a Change in Position or the General Partners elect not to make a Company Extension Offer, then the next two installments of the 2013 RSUs scheduled to vest shall vest upon the occurrence of such event; and
◦If Mr. Levin does not accept a Company Extension Offer, then he forfeits all 2013 RSUs;

•	The 2017 RSUs shall be treated as follows:
◦If Mr. Levin is terminated with Cause, then he forfeits 100% of any 2017 RSUs he holds, 50% of any Related Class A Shares, 50% of the after-tax proceeds from any sale of any Related Class A Shares and 50% of any distributions received in respect of any Related Class A Shares;
◦If Mr. Levin resigns prior to March 1, 2021 (other than due to the General Partners not making a Company Extension Offer), then he forfeits 32.5% of the Related Class A Shares, 32.5% of the after-tax proceeds from any sale of any Related Class A Shares and 32.5% of any distributions received in respect of any Related Class A Shares;
◦If Mr. Levin resigns for any reason, then he forfeits 100% of any 2017 RSUs he holds; and
◦If Mr. Levin is terminated without Cause, then the 2017 RSUs continue to vest;

•	Any unvested Bonus Equity and DCIs shall be treated as follows:
◦If Mr. Levin is terminated with Cause or resigns during the Term (other than following a Change in Position), then he forfeits the Bonus Equity and DCIs;
◦If Mr. Levin is terminated without Cause or resigns following a Change in Position, in each case during the Term, then the Bonus Equity and DCIs continue to vest;
◦If Mr. Levin is terminated without Cause within twelve months of a Change of Control (as defined for this purpose in the 2018 Levin Partner Agreements), then the Bonus Equity fully vests; and
◦If Mr. Levin remains with the Oz Operating Group entities until the end of the Term, then the Bonus Equity and DCIs generally continue to vest.
Restrictive Covenants. Mr. Levin shall be prohibited from competing with us or soliciting our fund investors or employees for a two-year period upon Mr. Levin’s withdrawal from the Oz Operating Group entities for any reason prior to December 31, 2019, subject to the provisions described below solely in the case of the non-compete. The non-compete may be reduced to one year upon Mr. Levin’s withdrawal from the Oz Operating Group entities (i) for any reason on or after December 31, 2019 or (ii) as a result of (x) the termination of Mr. Levin during the Term without Cause or (y) a resignation following (A) a Change of Control in which his role or the 2018 Levin Partner Agreements are not continued or (B) a Change in Position, unless in the case of this clause (ii) the Oz Operating Group entities elect to make a $30,000,000 payment to Mr. Levin payable in installments over a 24-month period. Mr. Levin is also subject to confidentiality and other restrictions that are generally consistent with those applicable to our other executive managing directors. For the avoidance of doubt, the prohibition on Mr. Levin’s ability to solicit our fund investors or employees shall continue until the end of the two-year period after his withdrawal from the Oz Operating Group entities, regardless of when he leaves the firm and under what circumstances.
Rights in Connection with Liquidity Events. In connection with a Tag-Along Sale for 50% or less of the Class A Shares and Group Units, all of Mr. Levin’s vested Group A Units and 10% of his unvested Group A Units may participate regardless of whether he is offered a Substantially Similar Position following the Tag-Along Sale. In connection with a Tag-Along Sale for more than 50% of the Class A Shares and Group Units, then at the option of the Tag-Along Purchaser either (a) all of Mr. Levin’s vested and unvested Group A Units may participate or (b) only vested Group A Units may participate provided that Mr. Levin must be offered a Substantially Similar Position and may be required to enter into an employment contract following the Tag-Along Sale. In the event of a Drag-Along Sale, at the option of the General Partners, either (a) all of Mr. Levin’s vested and unvested Group A Units and Group D Units may participate or (b) only vested Group A Units and Group D Units may participate provided that Mr. Levin must be offered a Substantially Similar Position and may be required to enter into an employment contract following the Drag-Along Sale. The Tag-Along Sale and Drag-Along Sale provisions above do not apply to the Retained P Units.
Generally in the event of a Change of Control (as defined for this purpose in the 2018 Levin Partner Agreements), 75% of Mr. Levin’s Group P Units shall be entitled to participate on the same terms and to the same extent as other holders of Group P Units and the remaining 25% of his Group P Units shall vest on the second anniversary of the Change of Control, subject to Mr. Levin’s continued service in a Comparable Position. The service condition shall be waived and each Group P Unit shall be entitled to participate pro rata with other Group Units to the extent that (i) the applicable performance condition is deemed satisfied based on the price implied by the Change of Control, and (ii) sufficient appreciation has occurred with respect to each Oz Operating Group entity for such Group P Unit to have become economically equivalent to one Group A Unit.
Generally, in the event of a Change of Control, 50% of Mr. Levin’s 2017 RSUs shall vest upon the Change of Control, and the remaining 50% of Mr. Levin’s unvested 2017 RSUs shall convert into RSUs relating to the same form of consideration paid to the other Class A Shareholders and shall vest on the second anniversary of the Change of Control, subject to his continued service in a Comparable Position (as defined for this purpose in the 2018 Levin Partner Agreements).
Severance. Upon Mr. Levin’s withdrawal from the Oz Operating Group entities during the Term as a result of (x) the termination of Mr. Levin during the Term without Cause or (y) a resignation following (A) a Change of Control in which his role or the 2018 Levin Partner Agreements are not continued or (B) a Change in Position, Mr. Levin shall (i) receive the Annual Bonus for the portion of the year in which the termination occurs; (ii) receive vesting of the next two installments of the 2013 RSUs scheduled to vest (as described above); (iii) receive either (x) a reduction in his non-compete from two years to one year or (y) a $30,000,000 cash payment payable in three installments over a 24-month period (as described above); (iv) conditionally retain 75% of the Group P Units to the extent provided in the 2018 Levin Partner Agreements in the case of a withdrawal without Cause; and (v) receive continued vesting of any Bonus Equity and DCIs (as described above), including the Bonus Equity and DCIs granted in respect of the Annual Bonus for the year in which the termination occurs.
End of Term. Whether or not the Term is extended beyond December 31, 2019, and provided that Mr. Levin has not withdrawn from the Oz Operating Group entities as of such date, Mr. Levin shall receive his Annual Bonus for 2019 and continued vesting of any Bonus Equity and DCIs (as described above). In addition, (x) if the General Partners elect not to make a Company Extension Offer, then Mr. Levin shall vest in the next two installments of the 2013 RSUs scheduled to vest (as described above), and (y) if the General Partners elect to make a Company Extension Offer and Mr. Levin elects not to accept such offer, then Mr. Levin is not entitled to vest in the next two installments of the 2013 RSUs. Any non-extension of the Term shall be treated as a withdrawal from the Oz Operating Group entities effective as of the last day of the Term for all purposes under the 2018 Levin Partner Agreements.
The payment of severance and the treatment of the equity awards upon a withdrawal from the Oz Operating Group entities as described above under “Severance,” “Equity in the Event of Withdrawal” and “End of Term,” in each case, is subject to Mr. Levin’s execution of a general release of claims against the Oz Operating Group entities.
Modification to Relinquishment Agreement
The General Partners entered into a Relinquishment Agreement with Daniel S. Och and certain family trusts over which Mr. Och has investment control (the “Och Trusts”) effective as of March 1, 2017 (the “Relinquishment Agreement”). Pursuant to the terms of the Relinquishment Agreement, Mr. Och and the Och Trusts agreed to cancel, in the aggregate, 30.0 million of their vested Class A common units in the Operating Partnerships. The Relinquishment Agreement also provided that if any of the Class D common units in the Operating Partnerships granted to James S. Levin on March 1, 2017 were forfeited, such forfeited units would be reallocated to Mr. Och and the Och Trusts pursuant to the terms of the limited partnership agreements of the Operating Partnerships, up to an aggregate amount of 30.0 million Group Units.
The Company and the parties to the Relinquishment Agreement have entered into a Cancellation, Reallocation and Grant Agreement, dated March 28, 2018 and effective as of February 16, 2018, which replaced and superseded the Relinquishment Agreement in its entirety (the “Reallocation Agreement”). Pursuant to the Reallocation Agreement, Mr. Och and the Och Trusts relinquished their rights to receive the 30.0 million Group Units forfeited by Mr. Levin described above, which have been canceled, and Mr. Och will instead have the right to direct the General Partners to issue, for strategic hires and/or other business initiatives, up to 27.0 million Group Units (the “Reallocable Group Units”). Under the Reallocation

Agreement, as an alternative to making grants of any number of such Reallocable Group Units, Mr. Och may determine to make awards of an equivalent number of RSUs under the Company’s 2013 Incentive Plan. To the extent that the Compensation Committee does not approve any such issuances or awards, an equal number of Group Units shall be reallocated to Mr. Och and the Och Trusts.
2018 PSU and RSU Grants
On February 5, 2018, Mr. Shafir received grants of 10,000,000 PSUs and 12,000,000 RSUs in connection with his appointment as Chief Executive Officer, and a grant of 1,992,032 RSUs in connection with his first annual grant of RSUs under his Employment Agreement, discussed further in “—Subsequent Events—Shafir Employment Agreement.”
On February 16, 2018, Mr. Levin received a grant of 13,400,000 RSUs pursuant to the 2018 Levin Partner Agreements, discussed further in “—Subsequent Events—2018 Levin Partner Agreements.”
Resignation of Chief Financial Officer; Appointment of Chief Financial Officer
On April 16, 2018, the Board of Directors appointed Thomas M. Sipp, CFA, to serve as the Company's Chief Financial Officer and an executive managing director, effective no later than June 1, 2018, to succeed Ms. Haas, who submitted her resignation as Chief Financial Officer on April 12, 2018. Ms. Haas intends to remain with the Company through June 1, 2018 to effect an orderly transition.
In connection with Mr. Sipp's appointment as Chief Financial Officer, he entered into a term sheet with the Company providing that he will be admitted as a limited partner of each of the Oz Operating Group entities. The initial term of Mr. Sipp's service arrangement with the Company will end on the third anniversary of his start date. The term sheet provides that Mr. Sipp will receive annual base compensation of $500,000, payable in equal quarterly installments, and will be eligible to receive an annual discretionary incentive bonus, subject to a minimum total annual compensation amount of $2 million inclusive of his annual base compensation and the annual bonus for such year. Upon his start date, Mr. Sipp will be granted one Class D common unit in each Oz Operating Group entity. The term sheet also provides that Mr. Sipp will receive a one-time sign-on grant of 3 million RSUs as soon as practicable following his start date. These RSUs will vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Sipp's continuous service with the Company through each vesting date. If Mr. Sipp's service is terminated by the Company without cause, he will be entitled to 50% of the remaining minimum annual compensation and unvested RSUs. Mr. Sipp will be subject to the standard non-competition, non-solicitation and confidentiality restrictions that are generally consistent with those applicable to our other executive managing directors.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the members of the Compensation Committee:
J. Barry Griswell, Chair
Allan S. Bufferd
Jerome P. Kenney

Summary Compensation Table for 2017
The following table provides summary information concerning the compensation of our Named Executive Officers, who include our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated employees who served as executive officers for the fiscal year ended December 31, 2017 and who were serving as executive officers at the end of such fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Daniel S. Och(5)(6)	2017	—	—	376,823	—	932,063	1,308,886
Chairman of the Board of Directors, Executive Managing Director	2016	—	—	23,370	—	1,186,369	1,209,739
	2015	—	—	2,009,054	—	1,174,813	3,183,867

Alesia Haas(7)(8)	2017	500,000	2,100,000	625,000	17,231	47,768	3,289,999
Chief Financial Officer, Executive Managing Director	2016	229,169	572,916	—	—	40,534	842,619

James Levin(9)(10)	2017	—	4,000,000	48,750,000	3,016,030	2,800,536	58,566,566
Co-Chief Investment Officer, Head of Global Credit, Executive Managing Director	2016	—	4,000,000	3,174	70,000	10,941,483	15,014,657
	2015	—	—	272,856	3,920,000	3,831,766	8,024,622

Wayne Cohen(11)(12)(13)	2017	—	2,000,000	8,375,000	495,352	1,196,057	12,066,409
President, Chief Operating Officer, Executive Managing Director	2016	—	2,000,000	543	—	1,723,686	3,724,229

David Levine (14)(15)	2017	500,000	1,353,136	1,824,284	—	22,154	3,699,574
Chief Legal Officer

(1)
The “Bonus” column reflects (i) a cash Variable Distribution payment made to Ms. Haas pursuant to the Haas Partner Agreements; (ii) cash bonuses paid to Messrs. Levin and Cohen; and (iii) with respect to Mr. Levine, the sum of a cash Variable Distribution payment of $1,150,000 made to Mr. Levine pursuant to the Amended and Restated Levine Partner Agreements, an additional cash discretionary bonus payment of $105,000, and a sign-on bonus of $98,136 that was paid in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer. For further information concerning the partner agreements, see “Employment Agreements, Severance Benefits and Change in Control Provisions” above.

(2)
The dollar amounts in the “Stock Awards” column do not reflect cash or other compensation actually received by the Named Executive Officers, but instead represent the aggregate grant-date fair value of equity calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“ASC Topic 718”). More information regarding the 2017 stock awards is shown in the “2017 Grants of Plan-Based Awards” table below. Also, see Note 10 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for further information concerning the assumptions underlying our ASC Topic 718 calculations for equity awards.

(3)
With respect to Mr. Och, the “Stock Awards” column for 2017 includes the grant date fair value totaling $376,823, in respect of Group A Units received on March 21,2017, in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Group A Units forfeited by departing executive managing directors on March 21, 2017. With respect to Mr. Levine, the “Stock Awards” column for 2017 includes the grant date fair value totaling $1,199,284 representing a grant of RSUs awarded to Mr. Levine as a sign-on grant in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer. The “Stock Awards” column for 2017 includes the grant date fair value of the performance-based Group P Units granted on March 1, 2017 in the amounts of $625,000 for Ms. Haas, $48,750,000 for Mr. Levin, $8,375,000 for

Mr. Cohen, and $625,000 for Mr. Levine, having a per unit value of $1.25. The grant date fair value was determined based on the probable outcome of the performance condition to which such Group P Units are subject which assumes maximum level of achievement of the Performance Threshold, as described more fully in “Executive Officer Incentive Compensation Programs—Class P Common Units,” above, and using the Monte-Carlo simulation valuation model, with the following assumptions: volatility of 35.7%, dividend rate of 10.0%, and risk-free discount rate of 2.2%. Pursuant to the 2018 Levin Partner Agreements, Mr. Levin subsequently forfeited 29,000,000 Group P Units in respect of his grant of 39,000,000 Group P Units.

(4)
The “Non-Equity Incentive Plan Compensation” column for 2017 represents compensation expense recognized with respect to Group D Units, which are non-equity profit interests in the Oz Operating Group entities. These Units receive cash distributions equal in amount to, and at the same time as, distributions paid with respect to Group A Units, corresponding to the timing of the dividends paid to holders of our Class A Shares. Thus, the distribution occurs in the following quarter from when the compensation expense is recognized.

The dollar amounts in the “Non-Equity Incentive Plan Compensation” column for 2017 do not reflect the portion of the 2017 Variable Distribution payable to each of Ms. Haas and Mr. Levine in the amount of $1,400,000 and $550,000, respectively, and the portion of the additional discretionary bonus payable to Mr. Levine consisting of $395,000, in each case, in the form of DCIs awarded under the DCI Plan. For additional information regarding the DCIs, please see “—Compensation Discussion and Analysis—Executive Officer Incentive Compensation Programs—Deferred Cash Interests” above.

(5)	Mr. Och ceased to serve as Chief Executive Officer on February 5, 2018, at which time Robert Shafir joined the Company as Chief Executive Officer.

(6)
With respect to Mr. Och, the “All Other Compensation” column for 2017 reflects: (i) payments of $808,257 for security; (ii) $86,658 made on behalf of Mr. Och with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors; and (iii) $37,148 for medical insurance. We consider the expenses for certain of Mr. Och’s security in 2017 to be for our benefit, and the Board of Directors considers the related expenses to be appropriate business expenses rather than personal benefits for Mr. Och; however, 100% of Mr. Och’s security has been reported for Mr. Och as “All Other Compensation” whether they were incurred for personal or business reasons.

(7)
Ms. Haas submitted her resignation as our Chief Financial Officer on April 12, 2018, and she intends to remain with us through June 1, 2018 to effect an orderly transition to her successor. Ms. Haas was not a named executive officer in 2015.

(8)
With respect to Ms. Haas, the “All Other Compensation” column for 2017 reflects: (i) payments of $24,168 for medical insurance; and (ii) a net distribution of $23,600 on her Class C Non-Equity Interests to adjust for allocations of 2017 taxable income previously made to Ms. Haas.

(9)
With respect to Mr. Levin, the “All Other Compensation” column for 2017 reflects: (i) a net distribution of $2,755,024 on his Class C Non-Equity Interests to adjust for allocations of 2017 taxable income previously made to Mr. Levin; (ii) $24,168 for medical insurance; and (iii) a payment of $21,344 made on behalf of Mr. Levin with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors.

(10)
With respect to Mr. Levin, the “All Other Compensation” column for 2016 increased by $4,188,785, from the amount reported in our 2017 annual proxy statement to reflect additional discretionary distributions to Mr. Levin on his Class C Non-Equity Interests to adjust for allocations of 2016 taxable income previously made to Mr. Levin that were paid in 2017 after the filing of our 2017 annual proxy statement.

(11)	Mr. Cohen was not a named executive officer in 2015.

(12)
With respect to Mr. Cohen, the “All Other Compensation” column for 2017 reflects: (i) a net distribution of $1,165,521 on his Class C Non-Equity Interests to adjust for allocations of 2017 taxable income previously made to Mr. Cohen; (ii) $24,168 for medical insurance; and (iii) a payment of $6,368 made on behalf of Mr. Cohen with respect to his share of estate and tax preparation and planning services provided to all of our executive managing directors.

(13)
With respect to Mr. Cohen, the “All Other Compensation” column for 2016 was increased by $635,810, from the amount reported in our 2017 annual proxy statement to reflect additional discretionary distributions to Mr. Cohen on his Class C Non-Equity Interests to adjust for allocations of 2016 taxable income previously made to Mr. Cohen that were paid in 2017 after the filing of our 2017 annual proxy statement.

(14)	Mr. Levine joined the Company in 2017.

(15)	With respect to Mr. Levine, the “All Other Compensation” column for 2017 reflects $22,154 for medical insurance.
2017 Grants of Plan-Based Awards
This section provides additional information about the equity awards that are described in the “Stock Awards” column of the “Summary Compensation Table for 2017“ above.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock or Units(#)		Grant-Date Fair Value of Stock Awards($)(2)
Name	Grant Date	Threshold(#)	Target(#)	Maximum(#)
Daniel S. Och	03/21/2017	—	—	—	172,459	(3)	$376,823
Alesia Haas	03/01/2017	100,000	—	500,000	—		625,000
James Levin(4)	03/01/2017	7,800,000	—	39,000,000	—		48,750,000
Wayne Cohen	03/01/2017	1,340,000	—	6,700,000	—		8,375,000
David Levine	03/01/2017	100,000	—	500,000	—	(5)	625,000

(1)
Represents performance-based Group P Units awarded in 2017 to each of Ms. Haas and Messrs. Levin, Cohen and Levine. Group P Units are eligible to vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the date of grant, and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the month in which the date of grant occurred equals or exceeds certain specified thresholds as described more fully in “Executive Officer Incentive Compensation Programs—Class P Common Units,” above. The amount shown in the “Threshold” column represents 20% of the Group P units awarded that would be eligible to vest upon a Performance Threshold of 25% being achieved. The amount shown in the “Maximum” column represents 100% of the Group P Units awarded that would be eligible to vest upon a Performance Threshold of 125% being achieved. There is no target amount specified in the vesting schedule for the Group P Units. Pursuant to SEC rules, however, the amount shown in the “Target” column is representative of the amount of Group P Units that would be eligible to vest based on the total shareholder return on Class A Shares as of December 31, 2017. Pursuant to SEC rules, however, no amount is shown in the “Target” column because a representative amount of Group P Units that would have been eligible to vest calculated based on the total shareholder return on Class A Shares measured as of December 31, 2017 would have been less than the threshold level.

(2)
These dollar amounts do not represent cash compensation actually received in 2017. Instead, the amounts reflect the grant date fair value of the equity awards granted. The fair value of the awards in each case was computed in accordance with ASC Topic 718. See Note 10 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for further information concerning the assumptions underlying our ASC Topic 718 calculations for equity awards.

The amounts shown include the grant date fair value of the performance-based Group P Units granted to each of Ms. Haas and Messrs. Levin, Cohen and Levine on March 1, 2017, having a per unit value of $1.25. The grant date fair value was determined based on the probable outcome of the performance condition to which such Group P Units are subject which assumes maximum level of achievement of the Performance Threshold, as described more fully in “Executive Officer Incentive Compensation Programs—Class P Common Units,” above, and using the Monte-Carlo simulation valuation model, with the following assumptions: volatility of 35.7%, dividend rate of 10.0%, and risk-free discount rate of 2.2%.

(3)
On March 21, 2017, pursuant to the terms of the Operating Group Limited Partnership Agreements, 172,459 unvested Group A Units were forfeited by a departing executive managing director and were reallocated in their entirety to Mr. Och, as of that date. These Group A Units will vest in full in accordance with the vesting schedule in place at the time such units were forfeited by the departing executive managing director.

(4)	Pursuant to the 2018 Levin Partner Agreements, Mr. Levin forfeited 29,000,000 Group P Units in respect of his 2017 grant of 39,000,000 Group P Units.

(5)
Represents the RSUs awarded to Mr. Levine as a sign-on grant in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer. The RSUs are scheduled to vest in periodic installments through March 1, 2021, subject to Mr. Levine’s continued service with us on each vesting date, provided, that in the event of a withdrawal by Mr. Levine other than for cause or Mr. Levine’s resignation, any unvested RSUs will become vested on the date that the RSUs would have vested if Mr. Levine had otherwise remained in service through such date, subject to Mr. Levine’s execution of a release of claims and continued compliance with his restrictive covenant obligations.
Outstanding Equity Awards at Fiscal Year End 2017
The following table summarizes the equity awards made to our Named Executive Officers that were outstanding and had not vested as of December 31, 2017. The dollar amounts shown in the table below do not reflect compensation actually received by the Named Executive Officers, but instead are calculated by multiplying the number of unvested equity units held by the Named Executive Officers by the closing price of $2.50 per Class A Share on December 31, 2017.

	Stock Awards
Name	Number of Shares, Units or Other Rights That Have Not Vested(#)		Market Value of Shares, Units or Other Rights That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel S. Och	86,230	(1)	215,575	—	—
Alesia Haas	—		—	100,000	250,000
James Levin	7,200,000	(3)	18,000,000	7,800,000	19,500,000
Wayne Cohen	1,124,433	(4)	2,811,083	1,340,000	3,350,000
David Levine	388,134	(5)	970,335	100,000	250,000

(1)
Represents 86,230 unvested Group A Units reallocated as a result of forfeiture by a departing executive managing director, pursuant to the terms of the Operating Group Limited Partnership Agreements. These Group A Units will vest in full in accordance with the vesting schedule in place at the time the units were forfeited by the departing executive managing director.

(2)
The amount shown represents the Group P Units awarded in March 2017 that would be eligible to vest upon a performance threshold of 25% being achieved. The Group P Units vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the date of grant, and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the month in which the date of grant occurred equals or exceeds certain specified thresholds as described more fully in “Executive Officer Incentive Compensation Programs—Class P Common Units,” above. Pursuant to the 2018 Levin Partner Agreements, Mr. Levin subsequently forfeited 29,000,000 Group P Units in respect of his 2017 grant of 39,000,000 Group P Units.

(3)
Represents 7,200,000 unvested Group A Units. A total of 12,000,000 Group A Units were issued to Mr. Levin upon the conversion of an equal number of Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; such Group A Units vest in ten equal annual installments that commenced on January 1, 2014 and will end on January 1, 2023.

(4)
Represents 1,124,433 unvested Group A Units. A total of 2,623,674 of Group A Units were issued to Mr. Cohen upon the conversion of an equal number of Group D Units pursuant to the terms of such Units and are subject to minimum retained ownership requirements and transfer restrictions; such Group A Units vest in seven equal annual installments that commenced on April 15, 2014 and will end on April 15, 2020.

(5)
Represents the RSUs awarded to Mr. Levine as a sign-on grant in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer. The RSUs are scheduled to vest in periodic installments through March 1, 2021, subject to Mr. Levine’s continued service with us on each vesting date, provided, that in the event of a withdrawal by Mr. Levine other than for cause or Mr. Levine’s resignation, any unvested RSUs will become vested on the date that the RSUs would have vested if Mr. Levine had otherwise remained in service through such date, subject to Mr. Levine’s execution of a release of claims and continued compliance with his restrictive covenant obligations. The number of RSUs shown also includes any dividend equivalents accrued on such units, that vest, subject to certain limited exceptions, in tandem with the underlying RSUs.

Stock Vested in 2017
The following table shows the number of Class A Shares and Group A Units that vested in 2017, and the fair value of such Shares and Units, by the Named Executive Officers. The amounts shown in the second column below do not reflect compensation actually received by the Named Executive Officers, but instead are calculations of the number of equity units that vested during 2017 based on the closing price of our Class A Shares on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
Daniel S. Och	86,229	(1)	215,573
Alesia Haas	—		—
James Levin	1,200,000	(2)	3,972,000
Wayne Cohen	374,811	(3)	824,584
David Levine	117,929	(4)	357,320

(1)
On December 31, 2017, portions of the Group A Units forfeited by a former executive managing director and reallocated to Mr. Och (which Units continued to vest according to the original vesting schedule) became vested. Vested Group A Units remain subject to minimum retained ownership requirements and transfer restrictions.

(2)
Represents 1,200,000 of the Group A Units granted to Mr. Levin pursuant to the 2013 Levin Partner Agreements that vested on January 1, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions.

(3)
Represents 374,811 of the Group A Units granted to Mr. Cohen pursuant to the 2013 Cohen Partner Agreements that vested on April 15, 2016, but remain subject to minimum retained ownership requirements and transfer restrictions.

(4)
Represents the vesting of the RSUs (including dividend equivalent units accrued as of the date of vesting) awarded to Mr. Levine as a sign-on grant in consideration of his forfeiture of certain compensation from his former employer in connection with his appointment as Chief Legal Officer.

Potential Payments Upon Termination or Change in Control
None of our Named Executive Officers is eligible to receive any cash payments upon his or her termination or a change of control of the Company, assuming that the triggering event took place on December 31, 2017.
For a description of the vesting and forfeiture conditions applicable to the Group Units held by the Named Executive Officers, please refer to “—Compensation Discussion and Analysis—Partner Agreements, Severance Benefits and Change in Control Provisions” above and “Certain Agreements of the Registrant and the Oz Operating Group Entities—Limited Partnership Agreements of the Oz Operating Group Entities—Partnership Interests—Vesting; Forfeiture.”
If on December 31, 2017, Mr. Levine had been subject to a withdrawal other than for cause or resignation, any unvested RSUs held by Mr. Levine in respect of his sign-on grant would continue to vest and become nonforfeitable on the date they would otherwise have vested, provided, that Mr. Levine executed a release of claims and continued to comply with his restrictive covenant obligations. On December 31, 2017, these RSUs (inclusive of dividend equivalents accrued on the RSUs) had a market value of $970,335.
Chief Executive Officer Compensation and Employee Compensation
In 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer.
Mr. Och, who served as our Chief Executive Officer for the fiscal year ended December 31, 2017, had 2017 annual total compensation of $1,308,886, as reflected in the Summary Compensation Table. Our median employee’s 2017 annual total compensation was $228,770. Based on this information, the ratio of the annual total compensation of Mr. Och to the annual total compensation of our median employee for 2017 was estimated to be 6 to 1.
Our Chief Executive Officer pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. We identified our median employee by examining the 2017 total compensation consisting of base salary (including overtime pay), annual cash bonus amounts and equity-based compensation (reflecting the grant date fair value of equity awards and deferred fund interests), in each case, earned or awarded in respect of services performed in 2017 for our global employee population, excluding our Chief Executive Officer, as of December 31, 2017. We included all of our employees, whether employed on a full-time, temporary or part-time basis. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates in determining total compensation. After identifying the median employee based on total compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this Proxy Statement.

Director Compensation
Director compensation is set by the Board based upon the recommendation of the Compensation Committee. The Compensation Committee periodically reviews the compensation of the independent directors in light of current industry conditions and compensation practices.
Upon initial election to the Board, an independent director receives an annualized portion of the annual compensation the incumbent independent directors are entitled to receive. Incumbent independent directors receive annual equity-based and cash compensation. As of January 1, 2017, at the beginning of each year, each incumbent independent director receives a grant of RSUs with a value of $125,000. The RSUs vest on the first anniversary of the date of grant. With respect to each vested RSU, the independent director receives one Class A Share on or before the third business day following the independent director’s departure from our Board of Directors.
As of January 1, 2017, an annual cash retainer is paid to each incumbent independent director in the amount of $95,000, and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Chairs of the Audit Committee and Committee on Corporate Responsibility and Compliance receive $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee each receive $10,000. Our Lead Independent Director also receives an additional annual cash retainer of $20,000.
On March 1, 2017, Mr. Griswell received a special grant of RSUs with a value of $75,000 in consideration for additional duties and responsibilities relating to the review of the Company’s compensation arrangements for 2017, including the 2017 Levin Partner Agreements and the 2017 Cohen Partner Agreements. This grant of RSUs will vest on the first anniversary of the grant date, subject to his continued service on the Board.
Directors who are members of management (including Mr. Windreich, who is an executive officer but not a Named Executive Officer) do not receive any compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
The following table sets forth the total cash and equity-based compensation paid to our independent directors for their service on the Board and its committees during 2017:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total($)
William Barr	115,000	144,318	259,318
Allan S. Bufferd	115,000	141,579	256,579
J. Barry Griswell	105,000	208,378	313,378
Jerome P. Kenney	105,000	141,579	246,579
Georganne C. Proctor	115,000	141,579	256,579

(1)	Amounts in this column include all cash retainers and fees for committee assignments and meetings paid to our non-employee directors in 2017.

(2)
The dollar amounts in this table do not reflect cash or other compensation actually received by the independent directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with ASC Topic 718. See Note 10 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for further information concerning the assumptions underlying our ASC Topic 718 calculations for RSUs. Each director who was a director as of January 3, 2017 received a grant of 40,441 RSUs on January 3, 2017. To the extent that an independent director on our Board has received Class A Shares related to vested RSUs granted prior to December 31, 2011, we have established minimum Class A Share ownership requirements such that each independent director must hold 50% of the Class A Shares received after vesting of any grant of RSUs (or other equity awards) at all times, without regard to any dispositions. With respect to each vested RSU which was granted after December 31, 2011, the director shall receive one Class A Share on or before the third business day following the director’s departure from the Board of Directors. As of December 31, 2017, the aggregate number of RSUs, including dividend equivalent units granted thereon, held by each continuing independent director was as follows: 152,018 for Mr. Barr; 112,569 for Mr. Bufferd; 135,863 for Mr. Griswell; 112,569 for Mr. Kenney; and 112,569 for Ms. Proctor.

Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column(a)) (c)
Equity Compensation Plans Approved by Shareholders (3)	195,200,106		64,616,455
Equity Compensation Plans Not Approved by Shareholders	—		—
Total	195,200,106		64,616,455

(1)	Represents RSUs and Group D Units. Because the RSUs and Group D Units each have no exercise price, the weighted-average exercise price calculation is zero.

(2)
On January 1, 2018, in accordance with the terms of the plans referenced in footnote 3 below, the number of Class A Shares that may be issued pursuant to awards under the applicable plan was increased by the following: (i) for the 2007 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2017 (calculated assuming the exchange of all Group A Units); and (ii) for the 2013 Plan, a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2017 (calculated assuming the exchange of all Group Units other than those comprised of Class B Units for Class A Shares). The number of Class A Shares reserved under the plans referenced in footnote 3 below is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or canceled under the applicable plan referenced in footnote 3 below will be available for future grants under the applicable plan.

(3)	Consists of (i) the 2007 Plan and (ii) the 2013 Plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS
A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in the Oz Operating Group owned by our executive managing directors, payments due to our executive managing directors pursuant to those interests and other contractual rights. These documents and agreements include the Class B Shareholders Agreement, the Limited Partnership Agreements of the Oz Operating Group entities, the Class A Unit Exchange Agreement, the Class P Unit Exchange Agreement, the Registration Rights Agreements, the Tax Receivable Agreement, the Expense Allocation Agreement, the Indemnification Agreements, the Relinquishment Agreement and the partner agreements with our executive managing directors. Summaries of these agreements are provided in “—Certain Agreements of the Registrant and Oz Operating Group Entities,” below, and, in the case of certain partner agreements with our executive managing directors, in “Executive and Director Compensation,” above. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “Interested Transactions” under our Related Person Transaction Policy (the “Policy”). During 2017, there were no Interested Transactions under the Policy except for those described below under “Related Person Transactions.”
Policy on Transactions and Arrangements with Related Persons
The Board has adopted a written Related Person Transaction Policy that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”).
Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons that are or may be considered to be “Interested Transactions.” Such pre-approved transactions include: (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and our Director Independence Standards; (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual revenues; (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our IPO in November 2007; and (iv) investments by one of our executive managing directors or any immediate family member in any of our funds.
A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Related Person Transactions
In 2017, the Board pre-approved or considered and approved or ratified all of the following related person transactions:
Payments for Non-Business use of Aircraft.    The Company’s corporate aircraft are used primarily for business purposes. From time to time, our executives use the aircraft for personal use. For the year ended December 31, 2017, the Company charged Messrs. Och, Windreich and Levin $324,548; $29,009 and $6,766, respectively, for their personal use of the aircraft.

CERTAIN AGREEMENTS OF THE REGISTRANT AND THE OZ OPERATING GROUP ENTITIES
Governance Letter Agreement
Daniel S. Och, the Company, certain of the Company’s subsidiaries and the independent directors of the Company entered into a letter agreement dated January 27, 2018 and effective as of February 5, 2018 (the “Governance Letter Agreement”), pursuant to which the parties agreed to implement various corporate governance arrangements, including arrangements that will result in amendments to, or termination of, certain of the agreements described below (the “New Governance Arrangements”).
Daniel S. Och is currently the Chairman of the Board. Under the New Governance Arrangements, Mr. Och will remain as the Chairman of the Board until March 31, 2019, at which time he will resign and be replaced by a successor non-executive Chairman of the Board selected from the existing Board members and mutually agreed upon by the Nominating, Corporate Governance and Conflicts Committee and the Class B Shareholder Committee. During his service as Chairman of the Board, Mr. Och will receive annual compensation in consideration for such service, in an amount consistent with the compensation of other directors of the Company.
Following Mr. Och’s resignation as Chairman of the Board, Mr. Och will have the right to continue to serve as a director on the Board for so long as he continues to own interests in the Company or the Oz Operating Group entities representing at least 33% of either his current preferred units or current common equity units in the Company or the Oz Operating Group entities.
We will develop a transition plan with respect to Mr. Och’s other roles and responsibilities and, to the extent necessary, we will seek consents or waivers with respect to certain of Mr. Och’s roles in order to effect such transition. As part of the transition, Mr. Och expects to continue to support Oz Management in its initiatives and remain involved with Oz Management to ensure its future success. After the Transition Date, Mr. Och will generally resign from other officer positions and from the boards of directors of our subsidiaries and will not become director of any future funds. The “Transition Date” will be December 31, 2019, subject to extension if either (i) the Company has advised Mr. Och that he may not withdraw any capital that he may request to withdraw or (ii) Mr. Och is advised by counsel that he is prohibited by law from withdrawing any capital he has requested to withdraw.
In connection with entering into the arrangements described above, the Company and its subsidiaries, Mr. Och and the independent directors party to the Governance Letter Agreement will provide one another with full mutual reciprocal releases.
Class B Shareholders Agreement
We have entered into an agreement (the “Class B Shareholders Agreement”) with our executive managing directors, in their capacity as the holders of our Class B Shares, which provided for the establishment of a Class B Shareholder Committee. The terms of the Class B Shareholders Agreement currently in effect are summarized below. Under the New Governance Arrangements, the Class B Shareholders Agreement will be amended to provide that the Class B Shareholder Committee will be disbanded and the Class B Shareholders Agreement will be terminated effective as of the Transition Date. Until the Transition Date, the terms of the Class B Shareholders Agreement will generally continue to apply except as specified below.
So long as our executive managing directors continue to own more than 40% of the total combined voting power of the Company, whether through ownership of our Class A Shares, Class B Shares or any other voting securities that we may issue in the future, the Class B Shareholder Committee has approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee has the power and authority to exercise the rights granted to them under our Operating Agreement. The Class B Shareholder Committee currently has the right to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our executive managing directors’ ownership interest in our business decreases, as discussed below, and subject to the terms of the New Governance Arrangements. In addition, under the Class B Shareholders Agreement, each executive managing director holding Class B Shares has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such executive managing director’s Class B Shares as determined by such Committee in its sole discretion.
Class B Shareholder Committee; Proxy and Approval Rights
Class B Shareholder Committee.    The Class B Shareholder Committee currently consists solely of Daniel S. Och until his withdrawal, death or disability. Pursuant to the New Governance Arrangements, Mr. Och will continue to serve as the sole member of the Class B Shareholder Committee until the Transition Date. If applicable, upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by: (i) appointing another executive managing director to serve as the sole member of the Committee; or (ii) appointing all of the members of the Partner Management Committee as the members of the Class B Shareholder Committee, in which event, the members will act by majority vote. Upon a reconstitution as provided by clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the sole member’s withdrawal, death, disability or removal by a majority vote of the Partner Management Committee. Upon a reconstitution as provided by clause (ii) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee.
Proxy.    Pursuant to the Class B Shareholders Agreement, each of our executive managing directors holding Class B Shares has granted to Mr. Och, as the current sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of the Class B Shares held by such executive managing director in such manner as Mr. Och shall determine, in his sole and absolute discretion, on any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of: (i) Mr. Och’s withdrawal, death or disability; or (ii) such time as our executive managing directors no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over significant matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company due to the approval rights discussed below.
Approval Rights.    The Class B Shareholders Agreement provides that, so long as our executive managing directors and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior written approval of the Class B Shareholder Committee:

•
any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•
any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of all our outstanding Shares other than: (i) pursuant to transactions solely among us and our wholly-owned subsidiaries; (ii) upon issuances of securities pursuant to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan; (iii) upon the exchange of Group A Units for Class A Shares pursuant to the Class A Unit Exchange Agreement; or (iv) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders Agreement;

•
any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer of the Company (subject to the New Governance Arrangements, as described below); or

•
the termination without cause of the employment of an executive officer of the Company or the active involvement of an executive managing director with us or any of our subsidiaries or controlled affiliates.

Under the New Governance Arrangements, if Mr. Shafir continues to serve as the chief executive officer of the Company as of 18 months from the Effective Date, then the Class B Shareholder Committee will relinquish its consent rights with respect to the approval of a successor chief executive officer as of that 18 months date.
In addition, our Operating Agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions relating to our legal structure so long as any Class B Shares remain outstanding. Generally, our structure is intended to ensure that we maintain exchangeability of Class A Shares and Group A Units on a one-for-one basis.

Board Representation
The Class B Shareholders Agreement requires that we take all reasonably necessary action to effect the following, so long as our executive managing directors and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•
Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•
Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•
Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•
when our executive managing directors beneficially own less than 10% of the total combined voting power of our outstanding Shares, then the Board has no obligation to nominate any individual designated by the Class B Shareholder Committee.

The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.
Under the New Governance Arrangements, the Board will consist of seven members: (a) Mr. Shafir; (b) Mr. Och; (c) all those other current directors who choose to remain on the Board for another term; (d) a replacement for any designee of the Class B Shareholder Committee who decides not to stand for reelection at the 2018 Annual Meeting, with any such replacement to qualify as an independent director and to be appointed by Mr. Och with the approval of the Nominating, Corporate Governance and Conflicts Committee; and (e) if any other current directors choose not to remain on the Board, one or more replacement individual(s) who will qualify as independent directors and be selected jointly by Mr. Och and the Nominating, Corporate Governance and Conflicts Committee. In the event that Mr. Och chooses in connection with the nomination period for the 2019 Annual Meeting to exercise his Class B Shareholder Committee rights to appoint additional directors, such additional directors will qualify as independent directors and will be presented to the Nominating, Corporate Governance and Conflicts Committee for approval, with such committee’s approval only to be withheld on reasonable grounds that such additional directors are manifestly unqualified or are not independent of Mr. Och and the OZ Group.
Limited Partnership Agreements of the Oz Operating Group Entities
Each of the intermediate holding companies is a party to limited partnership agreements with our executive managing directors, which set forth significant provisions relating to our executive managing directors and our business. Limited partnership agreements for each of OZ Management and OZ Advisors I were entered into by Oz Corp as the general partner, with Oz Corp and our executive managing directors and the Ziffs as limited partners, and a limited partnership agreement for OZ Advisors II was entered into by Oz Holding as the general partner, with Oz Holding and our executive managing directors and the Ziffs as limited partners. We refer to such agreements, as amended and restated from time to time, collectively as the “Operating Group Limited Partnership Agreements.” Each of the Operating Group Limited Partnership Agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. From time to time, the Operating Group Limited Partnership Agreements may be amended for various reasons, including but not limited to the admission of new executive managing directors, and to give effect to the New Governance Arrangements.
Management
The business and affairs of each Oz Operating Group entity is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the entity and have no authority or right to act on behalf of or bind the entity in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the Oz Operating Group entity and its limited partners.

Partner Management Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee (the “Partner Management Committee”). The current members of the Partner Management Committee are Daniel S. Och, Robert S. Shafir, David Windreich, Harold A. Kelly, Zoltan Varga, James S. Levin, Alesia J. Haas, Wayne Cohen, David Levine and Robert Mendelson with Mr. Och serving as Chairman (the “PMC Chairman”). The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means an executive managing director’s required withdrawal from the Oz Operating Group entities, other than with respect to Mr. Och, whether for “Cause” or upon a determination by majority vote of the Partner Performance Committee or otherwise, or, in the case of each of our executive managing directors, such executive managing director’s voluntary termination of active involvement with us for any reason. The PMC Chairman or, if there is no PMC Chairman, a majority of the Partner Management Committee may appoint a new member of the Partner Management Committee at any time. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either: (i) replace Mr. Och with an executive managing director to serve as PMC Chairman; or (ii) reduce the size of the Committee to the remaining members, in which event, there shall be no PMC Chairman, and the remaining members will act by majority vote. Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the PMC Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal.
Under the Operating Group Limited Partnership Agreements, the general partner of each Oz Operating Group entity will delegate to the PMC Chairman (or, with respect to distributions to the PMC Chairman or in the event there is no PMC Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our executive managing directors continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee. We intend to make such distributions in respect of cash awards granted to our executive managing directors. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the PMC Chairman (or, in the event there is no PMC Chairman, the full Partner Management Committee acting by majority consent); provided that any such distributions to any executive managing director who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee after consultation with the Partner Management Committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and even if made to all such holders, need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee and will delegate to the PMC Chairman or, with respect to the PMC Chairman (or if there is no PMC Chairman, the full Committee acting by majority consent), authority to approve transfers of Group Units in accordance with the Operating Group Limited Partnership Agreements.
Partner Performance Committee
The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee currently consists of Daniel S. Och, Robert S. Shafir, David Windreich, Zoltan Varga, Harold A. Kelly, James S. Levin, and Wayne Cohen, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such executive managing director’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. The Chairman or, if there is no Chairman, a majority of the Partner Performance Committee may appoint a new member of the Partner Performance Committee at any time. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with an executive managing director (who may or may not also serve as Chairman), until such executive managing director’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any executive managing director, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.

Partnership Interests
The following types of partnership interests currently constitute all limited partner interests in each of the Oz Operating Group entities: Class A common units, Class B common units, Class D common units, Class P common units, Class C Non-Equity Interests, PSIs and Class A Cumulative Preferred Units (“Preferred Units”). Currently, the respective intermediate holding company of each Oz Operating Group entity in its capacity as a limited partner holds all of the Class B common units of such entity, and our executive managing directors hold all of the Class A common units, Class C Non-Equity Interests, Class D common units, Class P common units, PSIs, and Preferred Units of such entity. From time to time, the general partners of the Oz Operating Group entities may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify: (i) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (ii) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (iii) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (iv) the voting rights, if any, of holders of each such class or series of units; and (v) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for our Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited under the Operating Group Limited Partnership Agreements. Under the terms of the Preferred Units, each Oz Operating Group entity is prohibited from issuing any equity securities (or any debt or other securities convertible into equity securities of such entity) that rank equally with, or senior to, the Preferred Units, without the prior written consent of the holders’ committee, which initially consists of Daniel S. Och as sole member.
The terms that apply to these limited partner interests are generally described below but may vary with respect to each executive managing director holding such limited partner interests. Terms specific to our Named Executive Officers are described in “Executive and Director Compensation,” above.
Class A Common Units and Class B Common Units
Class A common units and Class B common units constitute common equity interests in each of the Oz Operating Group entities and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holders thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. All of the equity interests in the Oz Operating Group are represented by the Class A common units and Class B common units in the Oz Operating Group entities.
The Class A common units and Class B common units have no preference or priority over other securities of each Oz Operating Group entity (other than the Class D common units, Class P common units and PSIs to the extent described below) and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the respective Oz Operating Group entity.
Class C Non-Equity Interests
The Class C Non-Equity Interests were issued to our existing executive managing directors and will be issued in the future to new executive managing directors solely for the purpose of making discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the Oz Operating Group entities.
The Class C Non-Equity Interests are not entitled to any assets upon liquidation, dissolution or winding up of any Oz Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary income allocations.
Class D Common Units
The Class D common units constitute non-equity profit interests in each of the Oz Operating Group entities. Certain executive managing directors admitted to the Oz Operating Group entities following our IPO receive Class D common units upon admission, and from time to time these units have been and will be issued to certain of our existing executive managing directors, including as distributions on PSIs. The Class D common units will only be entitled to share in residual assets upon liquidation, dissolution or winding up, and become eligible to participate in any exchange right or tag along right in a change of control transaction to the extent that there has been a threshold amount of Appreciation (generally determined based on the increase in the value of the relevant Oz Operating Group entity between the issue date of the units and relevant future dates) subsequent to the issuance of such units.

Unlike Class A common units, Class D common units are not directly exchangeable for our Class A Shares. Class D common units, however, convert to Class A common units, which are exchangeable for our Class A Shares. Each Class D common unit will convert into a Class A common unit to the extent that the general partner determines, consistent with relevant regulations under the Code and the allocation provisions in the Operating Group Limited Partnership Agreements, that there has been sufficient Appreciation to result in such Class D common unit becoming economically equivalent to one Class A common unit. In general, Class D units are entitled to priority allocations of gain upon a sale or liquidation, but only to the extent sufficient Appreciation has occurred with respect to the relevant units. The Appreciation for purposes of economic equivalence is determined in order of issuance of the Class D common units and the Appreciation for purposes of economic equivalence of the Class P common units described below is determined in priority to the determination of Appreciation with respect to the Class D common units.
Upon conversion of a holder’s Class D common units into Class A common units, the holder of the Class A common units will generally remain subject to pre-existing vesting requirements and have all of the rights of a holder of such units, including under the Class A Unit Exchange Agreement and the Tax Receivable Agreement.
Effective as of March 1, 2017, the Board approved amendments to the Operating Group Limited Partnership Agreements, that adjusted the measurement thresholds used in calculating the Appreciation necessary to permit a determination that Class D common units issued prior to March 1, 2017, have become economically equivalent to Class A common units, which makes it more likely that outstanding Class D common units (and, due to the fact that economic equivalence is determined chronologically based on order of issuance, subsequently issued Class D common units) will convert to Class A common units. This adjustment has no impact on the total number of Group A and D Units outstanding.
Class P Common Units
On February 13, 2017, the Board approved amendments to the Operating Group Limited Partnership Agreements, effective as of March 1, 2017, creating and authorizing Class P common units for grant to executive managing directors under the 2017 Incentive Program. The Group P Units entitle the holders to receive distributions of future profits of the Oz Operating Group once the Group P Units vest. An executive managing director’s Class P Units will conditionally vest if: (i) the executive managing director has continued in uninterrupted service until the third anniversary of the date of grant (the “Service Condition”); and (ii) on or after such date, the total shareholder return on Class A Shares based on the average closing price on the NYSE for the calendar month prior to the month in which the date of grant occurred equals or exceeds certain specified thresholds (expressed as percentages, “Performance Thresholds”) (the “Performance Condition”). The Performance Thresholds are set on the date of grant. Holders will be entitled to receive the same distributions per Unit on each vested Group P Unit as holders of each Group A Units and Group D Units.
Each Group P Unit becomes exchangeable for one Class A Share (or the cash equivalent) on the terms described under “—Class P Unit Exchange Agreement” below only (i) after the satisfaction of such Service Condition and Performance Condition; and (ii) once the general partner has determined, consistent with relevant regulations under the Code, that there has been sufficient Appreciation to result in the Class P common units comprising such Group P Unit each becoming economically equivalent to one Class A common unit.
Generally upon a Class P Liquidity Event (as defined in the Operating Group Limited Partnership Agreements), the Service Condition will be waived and each Class P common unit will be entitled to participate pro rata with other common units to the extent that (i) the applicable Performance Condition is deemed satisfied based on the price implied by the Class P Liquidity Event; and (ii) sufficient Appreciation has occurred with respect to each Oz Operating Group entity for such Class P common unit to have become economically equivalent to one Class A common unit.
Profit Sharing Interests
Generally. Beginning in 2016, we began to provide PSIs to new executive managing directors upon their admission as partners (“PSI Limited Partners”) to the Oz Operating Group entities. PSIs are non-equity, limited partner profits interests in the Oz Operating Group entities that participate in distributions of future profits of the Oz Operating Group on a pro rata basis with the Group A, B and D Units. Distributions on the PSIs are made in a combination of cash (which may include DCIs) and Group D Units, at such times and in such proportions as set forth in the Operating Group Limited Partnership Agreements, subject to the discretion of the Chairman of the Partner Management Committee (currently Mr. Och). PSIs may share in residual assets upon liquidation, dissolution or winding up to the extent that there has been a threshold amount of Appreciation subsequent to issuance of the PSIs. PSIs are generally subject to forfeiture upon the departure of an executive managing director, and the number of PSIs held by an executive managing director can be increased or decreased each year at the PMC Chairman’s discretion. The terms of PSIs generally are governed by the Operating Group Limited Partnership Agreements, and are described below.
PSI Grants, Reallocations and Forfeitures. The PMC Chairman has the discretion to (i) grant any number of PSIs at any time to any individual; (ii) reallocate PSIs held by any then-PSI Limited Partner to any other Limited Partner (whether or not a PSI Limited Partner); or (iii) cancel any outstanding PSIs. Accordingly, PSIs do not vest, and may be reallocated or cancelled in the PMC Chairman’s discretion. PSIs cannot be transferred, and are subject to forfeiture upon the departure of an executive managing director.
PSI Distributions. Subject to the PMC Chairman’s general discretion, as described above, PSI Distributions are to be made in the form of Group D Units and in the form of cash (the “PSI Cash Distribution”), payable in cash and in DCIs pursuant to the DCI Plan (which is as described in “Executive and Director Compensation—Compensation Discussion and Analysis—Executive Officer Compensation Programs—Deferred Cash Interests” above). In certain cases, executive managing directors may receive RSUs in place of Group D Units.
PSI Liquidity Events. In the PMC Chairman’s sole discretion, a PSI Limited Partner may participate in a PSI Liquidity Event (as defined in the Operating Group Limited Partnership Agreements) on the same terms as Class A common units, but only to the extent that the PSIs held by such PSI Limited Partner have become economically equivalent to Class A common units, although PSIs do not convert into Class A common units upon becoming economically equivalent to them.
Preferred Units
Preferred Units are a Class of non-voting preferred equity interests in the Oz Operating Group entities with an aggregate liquidation preference of $1,000, plus accrued and unpaid distributions. They represent ownership interests in each of the Oz Operating Group entities and are held by certain of our executive managing directors.
Pursuant to the terms of the Preferred Units, distributions on the Preferred Units are payable on the liquidation preference amount on a cumulative basis at an initial distribution rate of 0% per annum until February 19, 2020 (the “Step Up Date”), after which the distribution rate will increase in stages thereafter to a maximum of 10% per annum on and after the eighth anniversary of the Step Up Date. Subject to certain exceptions, unless distributions on the Preferred Units are declared and paid in cash for the then current distribution period and all preceding periods after the initial closing of the Preferred Units, the Oz Operating Group entities may not declare or pay distributions on or repurchase any of their equity securities that rank equal with or junior to the Preferred Units.
Following the occurrence of a change of control event, the Oz Operating Group entities will redeem the Preferred Units at a redemption price equal to the liquidation preference plus all accumulated but unpaid distributions (collectively, the “liquidation value”). For so long as the Oz Operating Group entities do not redeem all of the outstanding Preferred Units, the distribution rate will increase by 7% per annum, beginning on the 31st day following such change in control. The Oz Operating Group entities will not be required to effect such redemption until the earlier of (i) 20 days following the occurrence of the change of control event and (ii) the payment in full of all obligations under the senior credit facility dated as of April 10, 2018 (the “Senior Credit Facility”) and the termination of all commitments thereunder.
The Oz Operating Group entities may, at their option, redeem the Preferred Units at a price equal to: (i) 105% of the liquidation value until the day immediately prior to the Step-up Date; (ii) 103% of the liquidation value thereafter until the day immediately prior to the first anniversary of the Step-up Date; (iii) 101% of the liquidation value thereafter until the day immediately prior to the second anniversary of the Step-up Date; and (iv) thereafter at a price equal to the liquidation value. In addition, from and after March 31, 2020, if the amounts that were distributed to partners of the Oz Operating Group entities in respect of their equity interests in the Oz Operating Group entities (other than amounts distributed in respect of tax distributions or certain other distributions) or utilized for repurchase of units by such entities (or which were available but not used for such purposes) for the immediately preceding fiscal year were in excess of $100 million in the aggregate, then an amount equal to 20% of such excess shall be utilized to redeem Preferred Units on a pro rata basis for an amount equal to the liquidation value.
Furthermore, if the average closing price of our Class A Shares exceeds $15.00 per share for the previous 20 trading days, the Oz Operating Group entities have agreed to use their reasonable best efforts to redeem all of the outstanding Preferred Units as promptly as practicable. If such event occurs prior to the maturity date of the Senior Credit Facility and if all obligations thereunder have not been prepaid in accordance with the terms thereof, the Company has agreed to redeem the maximum number of Preferred Units permitted under the Senior Credit Facility and use its reasonable best efforts to obtain any required consents from its lenders in order to redeem any remaining Preferred Units as promptly as practicable.

Oz Operating Group Distributions
Subject to the terms of the Operating Group Limited Partnership Agreements (including the terms of the Preferred Units) and any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the holders of Group Units in accordance with their Group Units, whether or not vested, except as described below with respect to Class P common units. The timing of these distributions has historically corresponded to when dividends are paid to holders of our Class A Shares. Similarly, discretionary income allocations will be made to the holders of the Class C Non-Equity Interests, in consultation with the Compensation Committee, as and when determined by the PMC Chairman or, in the event there is no PMC Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our executive managing directors hold less than 40% of the total combined voting power of the Company.
Executive managing directors will be entitled to receive distributions on their Class P common units only after satisfaction of the Service Condition and the Performance Condition, from which time the executive managing director will be entitled to receive the same distributions per common unit on each Class P common unit as holders of Class A common units, Class B common units and Class D common units.
Subject to the discretion of the PMC Chairman, distributions on the PSIs are generally expected to be made as in a combination of cash, Group D Units and DCIs. These DCIs entitle the holders to deferred cash payments based on the notional performance of certain funds and are subject to vesting and forfeiture conditions.
Executive managing directors who purchased Preferred Units will be entitled to receive distributions on such Preferred Units as described above under “—Partnership Interests—Preferred Units.”
The general partner interest in an Oz Operating Group entity held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause an Oz Operating Group entity to make distributions of cash, units or other assets or property of the respective limited partnership. No limited partner has the right to demand that an Oz Operating Group entity distribute any assets in kind to such partner.
Vesting; Forfeiture
Under the Operating Group Limited Partnership Agreements, the Group A Units held by each of our executive managing directors (except for Group A Units issued after our IPO, including to certain executive managing directors admitted to the Oz Operating Group following our IPO) generally vested in full on November 19, 2012. From time to time, vesting requirements may be waived or varied by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) although, historically, this has occurred infrequently.
The Operating Group Limited Partnership Agreements also generally provide that all of the Group D Units issued to our executive managing directors admitted after our IPO upon their admission will vest, subject to such executive managing directors’ continued active involvement with us, in three to five equal annual installments beginning on the first anniversary of their admission date. Other Group D Units issued to our executive managing directors may vest on different schedules or may be issued on a fully vested basis. To the extent Group D Units convert into Group A Units, such Units will remain subject to pre-existing vesting requirements (see “—Partnership Interests” above). Upon any reallocation of Group D Units, as described below, such units will retain their original vesting schedule, unless otherwise determined by the Partner Management Committee or the PMC Chairman. The Operating Group Limited Partnership Agreements provide that all of the Group B Units held by our intermediate holding companies are fully vested.
In the event of the death or disability of an executive managing director, the Group A Units and Group D Units will continue to vest in accordance with the current vesting schedule applicable to such units. These vesting requirements, however, may be waived at any time with the approval of the Partner Management Committee.
An executive managing director’s Class P common units generally will conditionally vest once the Service Condition and the Performance Conditions are both satisfied. Subject to the forfeiture provisions described in the following paragraph, if a Class P common unit has not satisfied both the Service Condition and the Performance Condition by the last day of the Performance Period, it will be forfeited and canceled immediately.
Generally, all of an executive managing director’s unvested Class P common units will be forfeited upon the earlier of (i) the termination of the executive managing director’s service for any reason, and (ii) the last day of the Performance

Period. If the executive managing director is terminated for cause (as defined below) at any time, all of the executive managing director’s vested and unvested Class P common units will be forfeited. If the executive managing director retires on or after the date on which the Service Condition is satisfied but prior to the Performance Condition being satisfied, the executive managing director will conditionally retain all of the Class P common units subject to satisfaction of the Performance Condition. If the executive managing director resigns (other than for retirement) or is terminated for any reason other than for cause on or after the date on which the Service Condition is satisfied, any unvested Class P common units will be conditionally retained until the earlier of the first anniversary of the date of such termination and the last day of the Performance Period, subject to satisfaction of the Performance Condition.
All of the Class C Non-Equity Interests held by an executive managing director will be canceled upon such executive managing director’s withdrawal, death or disability.
The Operating Group Limited Partnership Agreements further generally provide that, in the event an executive managing director (a “Forfeiting Partner”): (i) voluntarily terminates his active involvement with us for any reason prior to the full vesting of his Group Units; (ii) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the full vesting of his Group Units; or (iii) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such Committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), then, subject to certain exceptions relating to Group P Units described above, such Forfeiting Partner’s unvested Group Units (and all distributions received with respect to such Group Units after the date of Forfeiture Event) shall generally be forfeited and (i) the forfeited Group P Units shall be canceled and (ii) the forfeited Group A Units and Group D Units (such forfeited Group Units and related distributions, the “Forfeited Interests”) and reallocated as of the Reallocation Date (as defined below) to the remaining active executive managing directors as of the Reallocation Date (the “Continuing Partners”). Mr. Och is not subject to termination by the Partner Performance Committee.
Absent a determination by the Partner Management Committee to reallocate in a different manner, any Forfeited Interests generally shall (i) be reallocated to the Oz Operating Group entities and then subsequently reallocated among the Continuing Partners in proportion to their Group A Units and Group D Units, and (ii) be deemed to be interests of the Continuing Partner for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeited Interests shall be subject to any continuing vesting requirements. Notwithstanding the foregoing, a Continuing Partner will be permitted to exchange any Group A Units received in connection with a forfeiture and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, as may be required to pay taxes payable as a result of the receipt of such interests.
Except as described above with respect to Class P common units, the forfeiture provisions with respect to unvested Group Units lapse with respect to an executive managing director and such executive managing director’s permitted transferees if such executive managing director dies or becomes disabled prior to a Forfeiture Event with respect to such executive managing director.
Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds unless determined otherwise by the general partner in its sole discretion.
Upon any reallocation of Group A Units or Group D Units as described above, the general partner shall determine in its sole discretion the Class and series of Units to which each such Unit shall belong following such reallocation.
The forfeiture provisions of the Operating Group Limited Partnership Agreements have been and may be amended and their terms and conditions relating to forfeiture have been and may be waived, changed or modified upon the approval of the PMC Chairman (or of a majority of the Partner Management Committee if there is no PMC Chairman). We, our Shareholders and the Oz Operating Group entities have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the PMC Chairman (or a majority of the Partner Management Committee if there is no PMC Chairman). For the purposes of the Operating Group Limited Partnership Agreements:
“Cause” means that an executive managing director: (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such executive managing director, violated any applicable regulatory requirement or a rule of a self-regulatory organization; (iv) has, in the capacity as an executive managing director, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to us or our affiliates;

(vi) has become subject to any proceeding seeking to adjudicate such executive managing director as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such executive managing director under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such executive managing director or for any substantial part of the property of such executive managing director, or such executive managing director has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.
“Reallocation Date” means, as to any Forfeited Interests, the date which is the earlier of: (i) the date that is six months after the applicable Forfeiture Event; or (ii) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the PMC Chairman (or a majority of the Partner Management Committee if there is no PMC Chairman).
Transfer and Other Restrictions Applicable to Limited Partners
Generally. None of our executive managing directors may transfer any of such executive managing director’s Group Units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, our executive managing directors may: (i) transfer units pursuant to the Class A Unit Exchange Agreement or Class P Unit Exchange Agreement; (ii) transfer units to a permitted transferee of such executive managing director upon approval by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) as provided below; (iii) transfer units upon approval by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman) as provided below; (iv) transfer units received in connection with a Forfeiture Event; or (v) transfer units in connection with the exercise of the co-sale rights described below under “Certain Co—Sale Rights.” An executive managing director may not, without the consent of the general partner, withdraw from an Oz Operating Group entity prior to the respective entity’s termination.
All of our executive managing directors are parties to the Class A Unit Exchange Agreement, under which our executive managing directors are subject to transfer restrictions that generally limit their ability to transfer or exchange Group A Units. These transfer restrictions will allow each of our executive managing directors, with the approval of the Exchange Committee, to exchange Group A Units representing an equivalent percentage of their Units that were permitted to be but were not exchanged in 2013 or 2014, and to sell any resulting Class A Shares.
Transfers Approved by the Partner Management Committee and Other Transfers.    The Operating Group Limited Partnership Agreements also provide that none of our executive managing directors, or any executive managing director’s permitted transferees, may, directly or indirectly, voluntarily effect any transfer of units in an Oz Operating Group entity other than to any of such executive managing director’s permitted transferees, except as permitted under the Operating Group Limited Partnership Agreements. Transfers to permitted transferees may be made with the consent of the PMC Chairman (or of a majority of the full committee with respect to the PMC Chairman or if there is no PMC Chairman), which consent may not be unreasonably withheld.
A “permitted transferee” means with respect to each of our executive managing directors (or an executive managing director’s permitted transferees) a: (i) charitable organization controlled by such executive managing director; (ii) trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendants of such executive managing director and his spouse; (iii) corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such executive managing director, his spouse and his lineal descendants; and (iv) legal or personal representative of such executive managing director in the event of his disability.
The transfer restrictions set forth in the Operating Group Limited Partnership Agreements may be waived at any time by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman).
Minimum Ownership Requirements
Each executive managing director actively involved with us, including Mr. Och, is generally required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 10% of the vested common units in our business received by him (excluding Class P common units), without reduction for dispositions, or such greater percentage determined by the general partner in its sole discretion. Such minimum ownership requirements may be waived by the PMC Chairman (or by majority vote of the Partner Management Committee with respect to the PMC Chairman or in the event there is no PMC Chairman).
Certain Co-Sale Rights
Our executive managing directors generally are entitled to participate, on a pro rata basis, in a private sale by any of our executive managing directors to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our executive managing directors. In addition, if any executive managing director or group of executive managing directors proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling executive managing director or executive managing directors may require our other executive managing directors to participate in such sale on a pro rata basis.
Issuance of Equity Securities by the Registrant
If the Registrant issues any equity securities, it is expected that, unless the relevant prospectus supplement indicates otherwise: (i) we will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Oz Corp and Oz Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Oz Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Oz Corp directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Oz Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Oz Holding directly acquires an interest in after the date of our IPO (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Oz Operating Group entity of which it is the general partner in the same manner as Oz Corp and Oz Holding (as provided in (ii) and (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the Oz Operating Group, the general partner will receive (x) in the case of an issuance of Class A Shares, Group B Units, and (y) in the case of an issuance of any other equity securities by the Registrant, except for Class B Shares, a new Class or series of units or other equity securities of the Oz Operating Group with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Registrant equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by the Registrant that is contributed to the Oz Operating Group); and (vi) in the event of any subsequent transaction involving such Registrant equity securities (including a share split or combination, a distribution of additional Registrant equity securities, a conversion, redemption or exchange of such Registrant equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such the Registrant equity securities.
In the event of any issuance of equity securities by the Registrant, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the Oz Operating Group shall pay or reimburse the Registrant (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the Oz Operating Group) of the expenses incurred by the Registrant in connection with such issuance, including any underwriting discounts or commissions.
Limitation on Partner Liability
The debts and liabilities of the Oz Operating Group, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the respective limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Oz Corp or Oz Holding, as applicable, in its capacity as the general partner of the applicable Oz Operating Group entity, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.
Indemnification and Exculpation
To the fullest extent permitted by applicable law, the general partner of an Oz Operating Group entity and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the Oz Operating Group entity for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the Oz Operating Group unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.
To the fullest extent permitted by applicable law, the general partner of the Oz Operating Group entity and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the Oz Operating Group entity and upon such information, opinions, reports or statements presented to the Oz Operating Group entity by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Oz Operating Group entity.
We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described below under “—Indemnification Agreements.”
Dissolution
An Oz Operating Group entity will be dissolved and its affairs will be wound up upon the first to occur of: (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the respective Oz Operating Group entity. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Class B common units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of other classes of limited partner interest will not have the right to vote with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of an Oz Operating Group entity, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Group Units will be entitled to receive the remaining assets of the respective limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.
Amendments
Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any executive managing directors; except that, generally: (i) if an amendment adversely affects the rights of a unit holder other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (ii) no amendment may adversely affect the rights of a class of unit holders without the consent of holders of a majority of the outstanding units of such class; (iii) these amendment provisions may not be amended without the written consent of executive managing directors holding a majority of the Group A Units, Group D Units and Group P Units then owned by all of our executive managing directors; and (iv) the provisions relating to forfeiture by a partner of its Group Units and their reallocation to other executive managing directors may be amended only by the PMC Chairman (or, if there is no PMC Chairman, by the full committee acting by majority consent).
Although the Preferred Units do not have voting rights, the consent of the holders’ committee, which initially consists of Daniel S. Och as sole member, is required to effect (i) any amendment to or waiver of the terms of the Preferred Units or (ii) any amendment to the Operating Group Limited Partnership Agreements that would have an adverse effect on any holder of the Preferred Units.

Non-Competition, Non-Solicitation and Confidentiality Restrictions
Each of our executive managing directors is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Each of these covenants may be waived by the general partner.
Class A Unit Exchange Agreement
The Class A Unit Exchange Agreement provides that our executive managing directors are entitled to exchange any Group A Units they hold for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. The Exchange Committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Class A Unit Exchange Agreement, each Group A Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or a cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Group A Units, the exchanging person’s corresponding Class B Shares will be automatically canceled and our interest in the Oz Operating Group, through our ownership of Group B Units (which are not exchangeable for any securities), will correspondingly increase. See “—Limited Partnership Agreements of the Oz Operating Group Entities—Issuance of Equity Securities by the Registrant” below. If and when a Group A Unit is exchanged for a Class A Share and any corresponding Class B Share is canceled, then-existing Class A Shareholders will be diluted with respect to their ownership of the Class A Shares; however, the relative equity ownership positions of the exchanging person and the existing holders of Class A Shares will not be altered. In addition, in any exchange of Group A Units for Class A Shares, there will be no effect on the number of voting Shares outstanding because, as noted above, a Class B Share is canceled for each Class A Share issued upon an exchange of a Group A Unit.
Upon the exchange of a Group A Unit for a Class A Share, the exchanging executive managing director will receive a right to any payments owed to it under the Tax Receivable Agreement as a result of such exchange. See “Tax Receivable Agreement” below.
Under the New Governance Arrangements, Mr. Och will continue to serve as the Chairman of the Exchange Committee until the Transition Date and, promptly thereafter, the Exchange Committee will be disbanded and the Class A Unit Exchange Agreement will be terminated. After such time, any of the Company's executive managing directors, including any Class B Shareholders, may exchange their vested units over a period of two years in three equal installments.
Class P Unit Exchange Agreement
Under the Class P Unit Exchange Agreement, which became effective as of March 1, 2017, the Company’s executive managing directors may become entitled to exchange any vested Group P Units they hold for the Company’s Class A Shares (or the cash equivalent) on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications. Any such exchanges are subject to the satisfaction of certain service and performance conditions and the condition relating to allocations of Appreciation, as described above under “—Limited Partnership Agreements of the Oz Operating Group Entities.” Once any Group P Units have become exchangeable, exchanges may generally occur quarterly on a date determined by the Exchange Committee. The Exchange Committee will consist of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.
Under the Class P Unit Exchange Agreement, each Group P Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or the cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Group P Units, the exchanging person’s corresponding Class B Shares will be automatically canceled and the Company’s interest in the Oz Operating Group, through its ownership of Group B Units (which are not exchangeable for any securities), will correspondingly increase. Upon the exchange of a Group P Unit for a Class A Share (or the cash equivalent), the exchanging executive managing director will have a right to potential future payments owed to him or her under the Tax Receivable Agreement as a result of such exchange.

Registration Rights Agreements
We are party to a registration rights agreement, as amended, with our executive managing directors, pursuant to which we granted them certain demand and “piggyback” registration rights with respect to the resale of all Class A Shares held by them that are issuable or were issued upon exchange of their Group A Units or otherwise held from time to time by executive managing directors that would be deemed affiliates (as that term is defined under Rule 144 of the Securities Act of 1933) of the Company, including after an exchange of Group P Units (the “Registration Rights Agreement”). In addition to certain demand rights and piggyback registration rights, the Registration Rights Agreement contains a requirement that we file a shelf registration statement (or, if permitted, a prospectus supplement to an existing shelf registration statement) covering the resale of all Class A Shares held by our executive managing directors that are issuable or were issued upon exchange of their Group A Units or otherwise held from time to time by executive managing directors that would be deemed affiliates, including after an exchange of Group P Units not later than the first quarterly exchange date on which our executive managing directors are permitted to exchange Group A Units under the terms of the Class A Unit Exchange Agreement (See “Executive and Director Compensation—Compensation Discussion and Analysis”).
We agreed to indemnify each executive managing director against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from such executive managing director’s misstatement or omission, and each executive managing director, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Registration Rights Agreement, and our executive managing directors will pay their respective portions of all underwriting discounts and commissions relating to the sale of their Shares under the Registration Rights Agreement.
We also entered into a registration rights agreement with DIC pursuant to which DIC has certain “piggyback” registration rights (“DIC Registration Rights Agreement”). The DIC’s registration rights generally are triggered at any time we file a registration statement pursuant to the Registration Rights Agreement. We agreed to indemnify DIC and certain of its affiliates against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from their own misstatement or omission, and DIC, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the DIC Registration Rights Agreement.
Tax Receivable Agreement
We have made, and may in the future be required to make, payments under the Tax Receivable Agreement that we entered into with our executive managing directors and the Ziffs. The purchase by the Oz Operating Group of Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings, and subsequent taxable exchanges by them of Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Oz Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Oz Operating Group, and we will derive our tax benefits principally through amortization of these intangibles over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expenses and will therefore reduce the amount of tax that Oz Corp and any other future intermediate corporate taxpaying entities that acquire Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the Tax Receivable Agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) have agreed to pay our executive managing directors and the Ziffs 85% of the amount of cash savings, if any, in federal, state and local income taxes in the United States that these entities actually realize related to their units as a result of such increases in tax basis.
In connection with the departure of certain former executive managing directors since the 2007 Offerings, the right to receive payments under the Tax Receivable Agreement by those former executive managing directors was contributed to the Oz Operating Group. As a result, we expect to pay to the other executive managing directors and the Ziffs approximately 78% (from 85% at the time of the 2007 Offerings) of the amount of cash savings, if any, in federal, state and local income taxes in the United States that we actually realize as a result of such increases in tax basis. To the extent that we do not realize any cash savings, we would not be required to make corresponding payments under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement are anticipated to increase the tax basis adjustment of intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment of such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the Tax Receivable Agreement.
In September 2016, we amended the Tax Receivable Agreement to provide that no amounts will be due or payable under the agreement with respect to the 2015 and 2016 taxable years. As a result, we released approximately $72.6 million of previously accrued tax receivable agreement liability.
As of December 31, 2017, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, we expected to pay our executive managing directors and the Ziffs approximately $280.0 million over the next 15 years as a result of the cash savings to our intermediate holding companies from the purchase of Group A Units from our executive managing directors and the Ziffs with proceeds from the 2007 Offerings and the exchange of Group A Units for Class A Shares. Future cash savings and related payments to our executive managing directors under the Tax Receivable Agreement in respect of subsequent exchanges would be in addition to these amounts. The obligation to make payments under the Tax Receivable Agreement is an obligation of Oz Corp and any other intermediate corporate taxpaying entities that hold Group B Units and not of the Oz Operating Group entities. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent the entities within the Oz Operating Group do not distribute cash to our intermediate corporate tax paying entities in an amount sufficient to meet our obligations under the Tax Receivable Agreement. The actual increase in tax basis of the Oz Operating Group assets resulting from an exchange or from payments under the Tax Receivable Agreement, as well as the amortization thereof and the timing and amount of payments under the Tax Receivable Agreement, will vary based upon a number of factors, including the following:

•
The amount and timing of the income of Oz Corp will impact the payments to be made under the Tax Receivable Agreement. To the extent that Oz Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Oz Operating Group assets, payments required under the Tax Receivable Agreement would be reduced.

•
The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Oz Operating Group assets resulting from such exchange; payments under the Tax Receivable Agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•
The composition of the Oz Operating Group’s assets at the time of any exchange will determine the extent to which Oz Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the Tax Receivable Agreement resulting from any future exchanges.

•
The extent to which future exchanges are taxable will impact the extent to which Oz Corp will receive an increase in tax basis of the Oz Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Oz Corp and the resulting payments, if any, to be made under the Tax Receivable Agreement.

•	The tax rates in effect at the time any potential tax savings are realized, which would affect the amount of any future payments under the Tax Receivable Agreement.
Depending upon the outcome of these factors, payments that we may be obligated to make to our executive managing directors and the Ziffs under the Tax Receivable Agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the Tax Receivable Agreement, the timing and amounts of any such actual payments are not reasonably ascertainable.
Expense Allocation Agreement
We have entered into an Expense Allocation Agreement with the Oz Operating Group entities pursuant to which substantially all of the Company’s ongoing expenses (other than: (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies; (ii) obligations incurred under the Tax Receivable Agreement; and (iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Oz Operating Group.

Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide for, among other things, indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval, and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan, if such director or executive officer acted in a manner not constituting fraud, gross negligence or willful misconduct. The indemnification agreements provide for the advancement or payment of all expenses to the director or executive officer and for reimbursement to us if it is found that such director or executive officer is not entitled to such indemnification under applicable law and our Operating Agreement. The Operating Group Limited Partnership Agreements also require the Oz Operating Group entities to indemnify and exculpate our executive managing directors, including those who are our executive officers.
Relinquishment Agreement
The intermediate holding companies entered into the Relinquishment Agreement with Daniel S. Och and the Och Trusts effective as of March 1, 2017. Pursuant to the Relinquishment Agreement, Mr. Och and the Och Trusts agreed to cancel, in the aggregate, 30.0 million of their vested Group A Units. The Company accounted for the transaction as a repurchase of Group A Units for no consideration. A corresponding number of Class B Shares were also canceled.
The Relinquishment Agreement also provided that if any of the Group D Units granted to James S. Levin on March 1, 2017 were forfeited, such forfeited units would be reallocated to Mr. Och and the Och Trusts pursuant to the terms of the limited partnership agreements of the Operating Partnerships, up to an aggregate amount of 30.0 million Group D Units; however, in February 2018, Mr. Levin forfeited these Group D Units in connection with entering into a new employment agreement (see “—Executive and Director Compensation—Employment Agreements, Severance Benefits and Change in Control Provisions”). The Company and the parties to the Relinquishment Agreement have entered into a Cancellation, Reallocation and Grant Agreement, dated March 28, 2018 and effective as of February 16, 2018, which replaced and superseded the Relinquishment Agreement in its entirety (the “Reallocation Agreement”). Pursuant to the Reallocation Agreement, Mr. Och and the Och Trusts relinquished their rights to receive the 30.0 million Group Units forfeited by Mr. Levin described above, which have been canceled, and Mr. Och will instead have the right to direct the General Partners to issue, for strategic hires and/or other business initiatives, up to 27.0 million Group Units (the “Reallocable Group Units”). Under the Reallocation Agreement, as an alternative to making grants of any number of such Reallocable Group Units, Mr. Och may determine to make awards of an equivalent number of RSUs under the Company’s 2013 Incentive Plan. To the extent that the Compensation Committee does not approve any such issuances or awards, an equal number of Group Units shall be reallocated to Mr. Och and the Och Trusts.
MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations
To be considered for inclusion in our proxy statement for the 2019 Annual Meeting, Shareholder proposals must be received at our offices no later than December 25, 2018 (as calculated pursuant to Rule 14a-8 under the Exchange Act). Proposals must comply with Rule 14a-8 and must be submitted in writing to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.
As more specifically provided for in our Operating Agreement, in order for a Shareholder to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2019 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than December 25, 2018, and no later than January 24, 2019. If the date of the 2019 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2018 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2019 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least January 24, 2019, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares, and must include information specified in our Operating Agreement.

Householding
The broker, trustee or other nominee for any Shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple Shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the Shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a Shareholder at a shared address to which a single copy of the documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary or by calling (212) 790-0000. You may also obtain a copy of the proxy statement and annual report on the “Public Investors—Financials and SEC Filings” section of our website (www.ozm.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.
Annual Report
Our Annual Report on Form 10-K for the year ended December 31, 2017, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website (www.ozm.com) or upon written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

By Order of the Board of Directors,

Katrina Paglia
Secretary
April 24, 2018
New York, New York

Annex A
Och-Ziff Capital Management Group LLC (the “Company”)
Board of Directors’ Independence Standards
An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.
To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:
1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;
2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;
4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;
5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and
6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.
An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

*OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC*
*OFFICE OF THE SECRETARY*
*9 WEST 57TH STREET*
*NEW YORK, NY 10019*

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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E47455-P04841

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect Marcy Engel, Michael D. Fascitelli and Georganne C. Proctor as Class II directors to serve for a term of three years and until their successors are duly elected or appointed and qualified. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Marcy Engel
02) Michael D. Fascitelli
03) Georganne C. Proctor

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. | ☐ | ☐ | ☐ |

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E47456-P04841

**Proxy Card**
**Annual Meeting of Shareholders**
**to be held on June 5, 2018**
**OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC**

**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Shareholders to be held on June 5, 2018, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2017. The undersigned further hereby appoint(s) David Levine and Katrina Paglia, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the voting shares of Och-Ziff Capital Management Group LLC that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**